UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________________________________________________________

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934
_______________________________________________________________________________

Filed by the Registrant    ☒    Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12
_______________________________________________________________________________
Sunnova Energy International Inc.
(Exact name of registrant as specified in its charter)
_______________________________________________________________________________

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SUNNOVA ENERGY INTERNATIONAL INC.
20 East Greenway Plaza, Suite 540
Houston, Texas 77046

April 4, 2024

Dear Stockholder:

You are cordially invited to join us for our 2024 Annual Meeting of Stockholders (the "Annual Meeting") to be held virtually on Wednesday, May 15, 2024 at 9:00 AM, Houston Time.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Sunnova Energy International Inc. (the "Company") will be held in a virtual meeting format only. The virtual meeting may be accessed at www.proxydocs.com/NOVA. There is no in-person meeting for you to attend. The Annual Meeting will be held on Wednesday, May 15, 2024 at 9:00 AM, Houston Time. You are entitled to participate in the Annual Meeting if you were a stockholder as of the close of business on March 18, 2024, the record date for the Annual Meeting. To attend the Annual Meeting, you must register in advance, using your control number and other information, at www.proxydocs.com/NOVA prior to the registration deadline of May 14, 2024 at 5:00 PM Eastern Time. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you to access the Annual Meeting and vote online during the meeting. You will also be permitted to submit questions at the time of registration. You may ask questions that are confined to matters properly before the Annual Meeting and of general Company concern. The meeting will begin promptly at 9:00 AM, Houston Time. We encourage you to access the virtual meeting prior to the start time. Online access will open approximately at 8:45 AM, Houston Time, and you should allow ample time to log in to the meeting and test your computer audio system. We recommend that you carefully review the procedures needed to gain admission in advance. There will be technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during check-in or during the meeting, please call the technical support number that will be posted on the virtual stockholder meeting login page. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting.

We are pleased to take advantage of the rules of the SEC that allow issuers to furnish proxy materials to their stockholders on the Internet. We believe these rules allow us to provide you with information you need while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. We are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials, rather than a paper copy of the proxy statement, proxy and 2023 Annual Report to Stockholders. The notice contains instructions on how to access the proxy materials, vote and obtain, if you so desire, a paper copy of the proxy materials.

The proxy statement describes the items of business to be conducted at the meeting, which includes the election of two Class II members of our Board of Directors to serve three-year terms, the approval, in a non-binding advisory vote, of the compensation of our named executive officers, the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2024 fiscal year, and the transaction of such other business as may properly come before the meeting or any adjournments thereof. At the Annual Meeting, we will also report on industry matters of current interest to our stockholders and you will have an opportunity to ask questions following the completion of business.

It is important that your shares be represented. Regardless of whether you plan to attend the meeting virtually, please take a moment now to vote your proxy over the Internet, by telephone, or, if printed proxy materials are mailed to you, by completing and signing the form of proxy and promptly returning it in the envelope provided. The Notice of Annual Meeting of Stockholders on the following page includes instructions on how to vote your shares.

The officers and directors of Sunnova Energy International Inc. appreciate and encourage stockholder participation. We look forward to seeing you at the Annual Meeting.

Sincerely,

/s/ William J. Berger

William J. Berger
President and Chief Executive Officer

2

SUNNOVA ENERGY INTERNATIONAL INC.
20 East Greenway Plaza, Suite 540
Houston, Texas 77046

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS

DATE……………………...	Wednesday, May 15, 2024
TIME………………………	9:00 AM, Houston Time
PLACE …………………...
Annual Meeting will be held live via the Internet - please visit www.proxydocs.com/NOVA for more details.
You must pre-register by Tuesday, May 14, 2023 at 5:00 PM Eastern Time to attend and/or participate in the virtual meeting.

ITEMS OF BUSINESS ...
1. To elect the two Class II members of our Board of Directors specified in the accompanying proxy statement to serve three-year terms.
2. To approve, in a non-binding advisory vote, the compensation of our named executive officers.
3. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2024.
4. To approve an amendment and restatement to our Second Amended and Restated Certificate of Incorporation to remove the conditionality of the exclusive forum provision.
5. To approve of an amendment and restatement to our Second Amended and Restated Certificate of Incorporation to provide for exculpation of certain officers of the Company from personal liability under certain circumstances as allowed by Delaware law.
6. To transact such other business as may properly come before the meeting or any adjournments thereof.

RECORD DATE ………..	You may vote, at either the virtual Annual Meeting or by proxy, if you were a holder of record of our common stock at the close of business on March 18, 2024.
VOTING LIST…………...	A list of the stockholders entitled to vote at the meeting shall be open to the examination of any stockholder during the time of the meeting. Please visit www.proxydocs.com/NOVA for more information on accessing such list.
VOTING BY PROXY …..
In order to avoid additional soliciting expense to us, please vote your proxy as soon as possible, even if you plan to attend the virtual meeting. Stockholders of record can vote by one of the following methods:
1. Call 1-866-390-5419 to vote by telephone;
2. Go to www.proxypush.com/NOVA to vote over the Internet; or
3. If you received a paper copy of your proxy materials, please MARK, SIGN, DATE AND RETURN your proxy card in the enclosed postage-paid envelope. If you are voting by telephone or the Internet, please do not mail your proxy card.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD ON MAY 15, 2024.
A COPY OF THE PROXY STATEMENT, A FORM OF PROXY, AND THE SUNNOVA ENERGY INTERNATIONAL INC. 2023 ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT WWW.PROXYDOCS.COM/NOVA

By Order of the Board of Directors

/s/ Margaret C. Fitzgerald
Margaret C. Fitzgerald
Senior Vice President, Deputy General Counsel and Secretary
April 4, 2024

2024 ANNUAL MEETING OF STOCKHOLDERS
SUNNOVA ENERGY INTERNATIONAL INC.
_______________

PROXY STATEMENT
______________

This proxy statement relates to the solicitation of proxies by the Board of Directors of Sunnova Energy International Inc. for use at the 2024 Annual Meeting of Stockholders to be held virtually on Wednesday, May 15, 2024 at 9:00 AM, Houston Time, at 20 East Greenway Plaza, Houston, Texas 77046 and at any and all adjournments or postponements thereof. This proxy statement contains information about the items being voted on at the Annual Meeting. Please read it carefully.

NOTICE IS HEREBY GIVEN that the location of the Annual Meeting of the Company will be in a virtual meeting format only. The virtual meeting may be accessed at www.proxydocs.com/NOVA. There is no in-person meeting for you to attend. The Annual Meeting will be held on Wednesday, May 15, 2024 at 9:00 AM, Houston Time. You are entitled to participate in the Annual Meeting if you were a stockholder as of the close of business on March 18, 2024, the record date for the Annual Meeting. This proxy statement contains important information regarding the matters to be acted upon at the Annual Meeting. Please read it carefully. To attend the Annual Meeting, you must register in advance, using your control number and other information, at www.proxydocs.com/NOVA prior to the registration deadline of May 14, 2024 at 5:00 PM Eastern Time. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you to access the Annual Meeting and vote online during the meeting. You will also be permitted to submit questions at the time of registration. You may ask questions that are confined to matters properly before the Annual Meeting and of general Company concern. The meeting will begin promptly at 9:00 AM, Houston Time. We encourage you to access the virtual meeting prior to the start time. Online access will open approximately at 8:45 AM, Houston Time, and you should allow ample time to log in to the meeting and test your computer audio system. We recommend that you carefully review the procedures needed to gain admission in advance. There will be technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during check-in or during the meeting, please call the technical support number that will be posted on the virtual stockholder meeting login page. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting.

This proxy statement, a form of proxy and voting instructions are expected to be mailed on or about April 4, 2024. Our 2023 Annual Report to Stockholders, including consolidated financial statements for the fiscal year ended December 31, 2023, is expected to be mailed at the same time. The Annual Report is not to be considered as a part of the proxy solicitation material or as having been incorporated by reference into this proxy statement.

Our principal executive office is located at 20 East Greenway Plaza, Suite 540, Houston, Texas 77046, our telephone number is (281) 892-1588 and our website address is www.sunnova.com. Information contained on our website, including information referred to in this proxy statement, is not to be considered as part of the proxy solicitation material and is not incorporated by reference into this proxy statement.

QUESTIONS ABOUT THE VIRTUAL ANNUAL MEETING

Where and when will the Annual Meeting be held?

The Annual Meeting will be held on May 15, 2024 by means of a live webcast at www.proxydocs.com/NOVA and will begin promptly at 9:00 AM, Houston Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:45 AM, Houston Time, and you should allow ample time for the check-in procedures. We encourage you to visit www.proxydocs.com/NOVA in advance of the meeting to familiarize yourself with the online access process and update your devices as appropriate. The virtual Annual Meeting platform is fully supported across browsers and devices that are equipped with the most updated version of applicable software and plugins. You should verify your Internet connection prior to the meeting. Additionally, you should allow sufficient time after logging in to ensure that you can hear streaming audio prior to the start of the Annual Meeting.

Do I need a ticket to attend the Annual Meeting?

To attend the Annual Meeting, you must register in advance, using your control number and other information, at www.proxydocs.com/NOVA prior to the registration deadline of May 14, 2024 at 5:00 PM Eastern Time. You may participate in the Annual Meeting by logging onto www.proxydocs.com/NOVA beginning at 8:45 AM, Houston Time and entering the control number included on your proxy card or Notice of Internet Availability of Proxy Materials that accompanied your proxy materials.

What if I encounter technical difficulties during the Annual Meeting?

If you encounter difficulty with the Annual Meeting virtual platform during the sign-in process or at any time during the Annual Meeting, you may utilize technical support provided by the Company through Mediant, a BetaNXT Company. Technical support information is provided on the sign-in page for all stockholders. If you have difficulties accessing the virtual Annual Meeting during check-in or during the Annual Meeting, please call the technical support number listed on the Annual Meeting sign-in page. Mediant, a BetaNXT Company will have technicians ready to assist you with any technical difficulties you may have.

Will I be able to ask questions during the Annual Meeting?

Stockholders will have substantially the same opportunities to participate in our virtual Annual Meeting as they would have at an in-person meeting. Stockholders will be able to submit questions via the online platform before and during the Annual Meeting. You may submit questions by signing into the virtual meeting platform at www.proxydocs.com/NOVA, typing a question into the “Ask a Question” field, and clicking submit. You may submit questions beginning on April 5, 2024 by logging onto www.proxydocs.com with your control number. Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. Questions regarding personal matters or matters not relevant to the Annual Meeting will not be answered. If we receive substantially similar questions, we will group them together. If there are questions pertinent to meeting matters that cannot be answered during the meeting due to time constraints, we will post answers to a representative set of such questions at https://investors.sunnova.com. The questions and answers will be available as soon as practicable after the meeting and will remain available until we file our 2025 Proxy Statement.

QUESTIONS ABOUT VOTING

Who is entitled to vote?

Only holders of record of our common stock, par value $0.0001 per share, on March 18, 2024 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. As of the record date, there were 123,840,985 shares of common stock outstanding and entitled to vote at the meeting. Each share of common stock is entitled to one vote on all matters. No other class of securities will be entitled to vote at the meeting.

A complete list of stockholders entitled to vote at the meeting will be open to the examination of any stockholder for any purpose germane to the Annual Meeting for a period of 10 days prior to the meeting at the Company’s principal executive offices set forth above during usual business hours. Such list shall also be open for examination by any stockholder present at the meeting.

Who is soliciting my proxy to vote my shares?

Our Board is soliciting your proxy, or your authorization for our representatives to vote your shares. Your proxy will be effective for the Annual Meeting and at any adjournments or postponements thereof.

What are our Board's voting recommendations regarding the election of directors and proposals?

Our Board recommends that you vote as follows:

	Proposal to be Voted Upon	Recommendation
Proposal No. 1	Election of two Class II nominees to the Board of Directors	“FOR” Each Nominee
Proposal No. 2	Approval, in a non-binding advisory vote, of the compensation of our named executive officers	“FOR”
Proposal No. 3	Ratification of the Company’s independent registered public accounting firm	“FOR”
Proposal No. 4	Approval to amend and restate our Second Amended and Restated Certificate of Incorporation to remove the conditionality of the exclusive forum provision	"FOR"
Proposal No. 5
Approval to amend and restate our Second Amended and Restated Certificate of Incorporation to provide for exculpation of certain officers of the Company from personal liability under certain circumstances as allowed by Delaware law.

"FOR"

What constitutes a quorum?

For business to be conducted at the meeting, a quorum constituting a majority of the shares of common stock issued and outstanding and entitled to vote at the meeting must be in attendance or represented by proxy. Abstentions and broker non-votes (defined below) will be considered as present for quorum purposes.

How do I vote?

Stockholders entitled to vote at the Annual Meeting may vote at the virtual meeting or by proxy. If you would like to vote at the virtual meeting, please follow the instructions that will be available on the online meeting platform during the meeting. Proxies may be submitted over the Internet, by telephone or by mail.

•Call 1-866-390-5419 to vote by telephone;
•Go to www.proxypush.com/NOVA to vote over the Internet; or
•If you received a paper copy of your proxy materials, please MARK, SIGN, DATE AND RETURN your proxy card in the postage-paid envelope. If you are voting by telephone or the Internet, have the control number from your proxy card ready, and please do not mail your proxy card.

Proxies submitted over the Internet or by telephone must be received by 11:59 PM Eastern Time, on Tuesday, May 14, 2024. Submitting a proxy authorizes the persons appointed as proxies to vote your shares at the Annual Meeting in the manner that you have indicated. The persons named in the form of proxy (Robert L. Lane and Margaret C. Fitzgerald) have advised that they will vote all shares represented by proxy unless authority to so vote is withheld by the stockholder granting the proxy. If your proxy does not indicate your vote, the persons named in the proxy will vote your shares “FOR” our Board’s director nominees, “FOR” approval, in a non-binding advisory vote, of the compensation of our named executive officers, “FOR” ratification of the appointment of our independent registered public accounting firm, "FOR" approval of an amendment and restatement of our Second Amended and Restated Certificate of Incorporation to remove the conditionality of the exclusive forum provision, and "FOR" approval of an amendment and restatement to our Second Amended and Restated Certificate of Incorporation to provide for exculpation of certain officers of the Company from personal liability under certain circumstances as allowed by Delaware law. If any other matters properly come before the meeting, your shares will be voted in accordance with the discretion of the persons named in the proxy.

Can I change my vote?

A proxy may be revoked by a stockholder at any time before it is voted by giving notice of the revocation in writing to the Company’s Secretary at 20 East Greenway Plaza, Suite 540, Houston, Texas 77046, by attending the virtual annual meeting and following the voting instructions provided on the meeting website or by submitting another valid proxy by mail, telephone or over the Internet that is later dated and, if mailed, is properly signed.

What are the requirements to elect the directors and approve each of the proposals?

Pursuant to our bylaws, directors are elected by a plurality of votes cast at a meeting at which a quorum is present. The approval, in a non-binding advisory vote, of the compensation of our named executive officers, the ratification of the appointment of our independent registered public accounting firm each require the affirmative vote of the holders of a majority of the shares of common stock present or represented by proxy, and who voted for or against the proposal, at a meeting at which a quorum is present. The approval of an amendment and restatement of our Second Amended and Restated Certificate of Incorporation to remove the conditionality of the exclusive forum provision, and the approval of an amendment and restatement of our Second Amended and Restated Certificate of Incorporation to provide for exculpation of certain officers of the Company from personal liability under certain circumstances as allowed by Delaware law, each require the affirmative vote of at least sixty-six and two-thirds percent of the shares of common stock present or represented by proxy, and who voted for or against the proposal, at a meeting at which a quorum is present. Abstentions and broker non-votes will have no effect on the outcome of these proposals.

If my shares are held in a “street name” by my broker, will my broker vote my shares for me?

Brokers holding shares must vote according to specific instructions they receive from the beneficial owners of those shares. If brokers do not receive specific instructions, brokers may in some cases vote the shares in their discretion. Under New York Stock Exchange (“NYSE”) rules, the approval of the proposal to ratify the appointment of our independent registered public accounting firm is considered a “discretionary” matter. This means that brokerage firms may vote in their discretion on this matter on behalf of clients who have not furnished voting instructions at least 10 days before the date of the meeting. In contrast, the election of directors, the approval, in a non-binding advisory vote, of the compensation of our named executive officers, the approval of an amendment and restatement of our

Second Amended and Restated Certificate of Incorporation to remove the conditionality of the exclusive forum provision, and the approval of an amendment and restatement of our Second Amended and Restated Certificate of Incorporation to provide for exculpation of certain officers of the Company from personal liability under certain circumstances as allowed by Delaware law, are “non-discretionary” matters. This means brokerage firms that have not received voting instructions from their clients on these proposals may not vote on them. These so-called “broker non-votes” will be considered to be present at the meeting for purposes of determining a quorum.

What happens if I am a registered holder?

If your shares are registered directly in your name, you are the holder of record of such shares. As the holder of record, you have the right to give your voting instructions by mail, telephone or over the Internet, or to vote your shares at the virtual meeting.

What happens if I abstain or withhold my vote on any proposal?

Abstentions are counted as present in determining whether the quorum requirement is satisfied. With respect to the director elections, a withheld vote will not be included in the total votes for a director nominee under the plurality voting standard. With respect to the non-binding advisory vote on the compensation of our named executive officers, the ratification of the appointment of our independent registered public accounting firm, the approval of an amendment and restatement of our Second Amended and Restated Certificate of Incorporation to remove the conditionality of the exclusive forum provision, and the approval of an amendment and restatement of our Second Amended and Restated Certificate of Incorporation to provide for exculpation of certain officers of the Company from personal liability under certain circumstances as allowed by Delaware law abstentions will have no effect on the outcome.

Does Sunnova offer electronic delivery of proxy materials?

Yes. We are making this proxy statement, the form of proxy, and our 2023 Annual Report available to stockholders electronically via the Internet on www.proxydocs.com/NOVA. On or about April 4, 2024, we began mailing to our stockholders proxy materials and a Notice of Annual Meeting of Stockholders containing instructions on how to access this proxy statement and our 2023 Annual Report and how to vote by telephone or online. The notice is not a form for voting.

What is “householding”?

Securities and Exchange Commission (“SEC”) rules allow us to deliver a single copy of our Annual Report and proxy statement to any household not participating in electronic proxy material delivery at which two or more stockholders reside, if we believe the stockholders are members of the same family. This rule benefits both you and the Company. We believe it eliminates duplicate mailings to stockholders living at the same address and reduces our printing and mailing costs. This rule applies to any Annual Report or proxy statement. Each stockholder will continue to receive a separate proxy card or voting instruction card.

Your household may have received a single set of proxy materials this year. If you prefer to receive your own copy, or if you have received multiple copies and prefer a single set, please make your request by calling 1-866-648-8133, using the website www.investorelections.com/NOVA, via email at paper@investorelections.com, or in writing by regular mail to Sunnova Energy International Inc., c/o Computershare, P.O. Box 43078, Providence, Rhode Island 02940-3078 or by overnight delivery to 150 Royall Street, Suite 101, Canton, Massachusetts 02021. We will promptly send separate proxy materials to a stockholder at a shared address on request.

If a broker or other nominee holds your shares, you may continue to receive some duplicate mailings. Certain brokers will eliminate duplicate account mailings by allowing stockholders to consent to such elimination or through implied consent if a stockholder does not request continuation of duplicate mailings. Since not all brokers and nominees may offer stockholders the opportunity this year to eliminate duplicate mailings, you may need to contact your broker or nominee directly to discontinue duplicate mailings to your household.

What if I plan to attend the Annual Meeting?

Attendance at the Annual Meeting will be virtual via live webcast only. The webcast will begin promptly at 9:00 AM Houston Time. Please visit www.proxydocs.com/NOVA for more details.

Why is the Annual Meeting being held virtually?

We are excited to provide ease of access, real-time communication, and cost savings for our stockholders. We believe that hosting the Annual Meeting virtually provides easy access for our stockholders and facilitates participation since stockholders can participate from any location in the world. You will be able to participate in the Annual Meeting online and submit your questions during the meeting by visiting www.proxydocs.com/NOVA for more details.

How are proxies being solicited?

We are requesting your proxy for the Annual Meeting and will bear the entire cost of this solicitation, including a fee of $40,000 plus expenses to Okapi Partners LLC, 1212 Avenue of the Americas, 17th Floor, New York, New York 10036, who will help us solicit proxies. It is expected that the solicitation will be primarily by mail, telephone, fax or Internet. Proxies may also be solicited personally by our directors, officers and other employees in the ordinary course of business. No additional compensation for soliciting proxies will be paid to our directors, officers or other regular employees for their proxy solicitation efforts. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses in sending these materials to you.

What do I do if I receive more than one notice or proxy card?

If you hold your shares in more than one account, you will receive a notice or proxy card for each account. To ensure that all of your shares are voted, please sign, date and return all proxy cards or use each proxy card or notice to vote by telephone or Internet. Please be sure to vote all of your shares.

Will there be any other business conducted at the Annual Meeting?

Our Board is not aware of any other matters that are to be presented for action at the meeting. However, if any other matters properly come before the meeting, your shares will be voted in accordance with the discretion of the appointed proxies, if any.

Who is the Transfer Agent?

Our Transfer Agent is Computershare. All communications concerning stockholders of record accounts, including address changes, name changes, common stock transfer requirements and similar issues can be handled by contacting Computershare by phone at 1-800-736-3001, via email at www.us.computershare.com/investor in writing by regular mail at Computershare P.O. Box 43078, Providence, Rhode Island 02940-3078 or by overnight delivery to 150 Royall Street, Suite 101, Canton, Massachusetts 02021.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Board of Directors

At our Annual Meeting, two Class II directors are to be elected for terms of three years each. The nominees have agreed to be named in this proxy statement and have indicated a readiness to continue to serve if elected. The Nominating, Corporate Governance, and Sustainability Committee of our Board has determined that each of the nominees qualifies for election under its criteria for the evaluation of directors and has recommended that each of the candidates be nominated for election. If any nominee becomes unable to serve before the Annual Meeting, shares represented by proxy may be voted for a substitute designated by our Board, unless a contrary instruction is indicated on the proxy. Our Board has no reason to believe that any of the nominees will become unavailable. As detailed under “Corporate Governance - General” below, our Board has affirmatively determined that each of the Class II director nominees and current directors not standing for re-election, other than Mr. Berger, qualifies as “independent” as that term is defined under the rules of the NYSE and the SEC. As noted below, Mr. Longstreth, a Class II director, is not standing for re-election to our Board. We thank him for his service, guidance and oversight. In lieu of designating a substitute at this time, our Board will reduce the number of directors to eight effective immediately following the completion of the 2024 Annual Meeting, The Board expects to evaluate and vet candidates for election as directors as part of its normal course of business as described under the description of the Nominating, Corporate Governance and Sustainability Committee. Proxies cannot be voted for a greater number of individuals than the number of nominees. The following discussion provides certain information regarding the business experience and other directorships of our Board as of March 24, 2023.

Class II Director Nominees

Nora Mead Brownell (Independent)

Age	Committees	Board Member Since
76	Compensation and Human Capital Committee (Chair) Nominating, Corporate Governance and Sustainability Committee	October 2020

Principal Occupations	Education, Other Leadership, and Service

Co-Founder & Principal (2009 - Present)
ESPY Energy Solutions, LLC, an energy consulting group that provides strategic planning, marketing, business planning, and other consulting services to energy utilities, equipment manufacturers, service providers and financial institutions evaluating energy investments.
Syracuse University Federal Energy Regulatory Commission Commissioner (May 2001 - June 2006) Pennsylvania Public Utility Commission Member (1997-2001)

Directorships - Public Companies	Directorships - Private Companies

PG&E Corporation
Chair of Board of Directors
(April 2019 - June 2020)

National Grid PLC
Remunerations, Nominations, Safety and Environment and Health committees
(June 2012 - April 2019)

Spectra Energy Partners, LP
Audit and Conflict committees
(May 2007 - November 2018)

Hennessy Capital Investment Corp. V
Audit Committee
Compensation Committee
(December 2020 - December 2022)

Technosylva Inc.
Venture Partner (March 2023 - Present)

Clean Energy Ventures Group
Venture Partner
(May 2021 - Present)

Copper Labs, Inc.
Board Member
(March 2022 - Present)

Fidelis New Energy, LLC
Advisory Board Member
(January 2020 - Present)

LineVision, Inc.
Advisory Board Member
(September 2020 - Present)

Mead Family Investments
(1996 - Present)

Morgan Stanley Infrastructure Advisory Board
(June 2014 - Present)

Tangent Energy Solutions, Inc.
Board Member
(October 2000 - February 2019)

C. Park Shaper (Independent)

Age	Committees	Board Member Since
55	Audit Committee (Chair, Financial Expert)	June 2019

Principal Occupations	Education, Other Leadership, and Service

CEO (2013 - Present) SEIS Holdings, LLC, a private investment holding company.
Stanford University, B.A. (Quantitative Economics), B.S. (Industrial Engineering)
Northwestern University, M.B.A.

Baker Institute at Rice University
Board of Advisors

Texas Children's Hospital
Board of Directors

Directorships - Public Companies	Directorships - Private Companies

Kinder Morgan, Inc.
Director, Nominating and Governance Committee (May 2008 - Present)

Service Corporation International
Director, Audit and Compensation committees (May 2022 - Present)

Star Peak Energy Transition Corp
Director, Audit, Nominating & Governance, and Compensation committees (Chair),
(January 2021 - September 2021)

Star Peak Corp II
Director, Audit, Nominating & Governance, and Compensation committees (Chair)
(August 2020 - April 2021)

Weingarten Realty Investors
Director, Audit committee, Compensation committee (Chair)
(May 2007 - August 2021)
None

Class II Director (Not Standing for Re-Election)

Mark Longstreth (Independent)

Age	Committees	Board Member Since
41	Audit Committee Nominating, Corporate Governance and Sustainability Committee	June 2019

Principal Occupations	Education, Other Leadership, and Service

Partner (October 2018 - Present) Newlight Partners LP, an investment firm. Managing Director (July 2007 - October 2018) Soros Fund Management LLC, an investment firm.	Georgetown University, B.S. (Bachelor in Science and Foreign Service in International Economics) PolyBio Research Foundation Director (January 2021-Present)

Directorships - Public Companies	Directorships - Private Companies

None
BayoTech Holdings, LLC
Director
(December 2020 - Present)

Bioenergy Development Group Holdco, LLC
Director
(July 2019 - Present)

Leyline Renewable Capital, LLC
Director
(August 2019 - Present)

Rove Charging, LLC
Director
(March 2021 - Present)

VPI Holding Limited
Director
(November 2017 - Present)

Continuing Class I Directors (Not Standing for Re-Election)

William J. (John) Berger (Non-Independent)

Age	Committees	Board Member Since
50	None	April 2019

Principal Occupations	Education, Other Leadership, and Service

Chief Executive Officer, President and Chairman of the Board (2012 - Present) Sunnova Energy International Inc.	Texas A&M University, B.S. (Civil Engineering), cum laude Harvard Business School, M.B.A. Boy Scouts of America Sam Houston Area Council Director (February 2022- Present)

Directorships - Public Companies	Directorships - Private Companies

None	None

Rahman D'Argenio (Independent)

Age	Committees	Board Member Since
45	Compensation and Human Capital Committee	June 2019

Principal Occupations	Education, Other Leadership, and Service

Partner & Investment Committee (2010 - Present) Energy Capital Partners, a private equity and credit investment firm.	University of Pennsylvania, B.A. (Mathematics and Economics)

Directorships - Public Companies	Directorships - Private Companies

Custom Truck One Source, Inc.
(f/k/a NESCO Holdings, Inc.)
Director, Compensation Committee Member
(April 2021 - Present)

NESCO Holdings, Inc.
Director, Compensation Committee Member
(July 2019 - April 2021)

Pivot Energy Holdings GP, LLC
Board Member
(April 2021 – Present)

Reflectance Energy GP, LLC
Manager
(December 2019 - Present)

Triton Power Holdings Ltd
Director
(September 2017 - Present)

Transit Energy Group Holdings, LLC
Board Member
(February 2020 – September 2022)

Avolta Renewables Holdings, LLC
Director
(February 2022 – Present)

Nacelle Logistics, LLC
Director
(February 2022 – Present)

PLH Group, Inc.
Director
(2012- December 2021)

Braya Renewable Fuels (Newfoundland), LP
Director
(April 2023 - Present)

ECP Braya Holdings Inc.
Director
(April 2023 - Present)

Michael C. Morgan (Independent)

Age	Committees	Board Member Since
55	Compensation and Human Capital Committee	June 2019

Principal Occupations	Education, Other Leadership, and Service

Chairman (2008-present) & Chief Executive Officer (2008 - 2022)
Triangle Peak Partners, LP, a registered investment adviser and fund manager.

President (2004 - Present)
Portcullis Partners, L.P., a private investment partnership.

Stanford University, B.A. (Economics), M.A. (Sociology)
Harvard Business School, M.B.A.

The Stanford Fund
National Chair (2015 - 2022)

Stanford University - Precourt Institute for Energy
Co-Chair, Advisory Council

Directorships - Public Companies	Directorships - Private Companies

Kinder Morgan, Inc.
Director (2007 - Present)
Lead Director (2011 - Present)

Stem, Inc.
(formerly Star Peak Energy Transition Corp.)
Director and Compensation Committee Chair (2021 - Present)

Star Peak Energy Transition Corp.
Chairman and Director
(2020-2021)

Star Peak Corp II
Chairman and Director
(2021)
Star Peak Energy Transition Corp. (formerly Star Peak Energy Acquisition Corp.) Chairman and Director (2018 - 2020) Star Peak Corp II Chairman and Director (2020 - 2021)

Continuing Class III Directors (Not Standing for Re-Election)

Anne Slaughter Andrew (Lead Independent Director)

Age	Committees	Board Member Since
68	Nominating, Corporate Governance, and Sustainability Committee (Chair)	October 2019

Principal Occupations	Education, Other Leadership, and Service

Founder and Principal (August 2018 - Present) WindRun Strategies LLC, an energy consulting company Clean Energy Ventures Group Partner (July 2022-Present)
Georgetown University, B.A.
Indiana University, J.D., cum laude

U.S. Ambassador to Costa Rica
(2010-2013)

Natural Resources Defense Council
Trustee, Chair Nominating and Governance Committee (2014 - 2022)

Wilson Center Advisory Council
(2018-Present)

Directorships - Public Companies	Directorships - Private Companies

None	Ad Astra Rocket Company Director, Chair of Audit Committee (October 2013 - 2023) Metalub Soluciones Verdes MSV S.A. Director (August 2019 - Present)

Akbar Mohamed (Independent)

Age	Committees	Board Member Since
49	Audit Committee Nominating, Corporate Governance and Sustainability Committee	December 2020

Principal Occupations	Education, Other Leadership, and Service

President (January 2010 - Present) Prime Communications LP, the largest authorized AT&T dealer in the U.S.	University of Illinois at Urbana-Champaign, B.S. (Accounting and Finance), summa cum laude Certified Public Accountant Young Presidents Organization Chairman Elect

Directorships - Public Companies	Directorships - Private Companies

None	None

Mary Yang (Independent)

Age	Committees	Board Member Since
55	Audit Committee	October 2021

Principal Occupations	Education, Other Leadership, and Service

Independent Director
(October 2021 - Present)
Sunnova Energy International Inc.

Senior Vice President and Chief Strategy Officer (April 2020 - March 2022)
Ciena Corporation, a networking systems, services and software company.

Vice President of Corporate Development/Business Development (February 2016 - April 2020)
NIO Inc., a leader in the design and development of smart, high-performance electric vehicles.
Stanford University, B.A. (Quantitative Economics), M.S. (Management Science and Engineering), M.B.A., J.D.

Directorships - Public Companies	Directorships - Private Companies

CyberArk Director (November 2023 - Present)	None

Vote Required

A plurality of the votes cast by holders of shares of Company common stock is required to elect the Class II director nominees.

Recommendation of our Board

Our Board recommends a vote “FOR” election as directors of the persons nominated herein.

Specific Experience, Qualifications and Skills of the Members of Our Board of Directors

Our Board is comprised of highly qualified individuals with unique and special skills that assist in effective management of the Company for the benefit of our stockholders. Each of our directors possesses certain experience, qualifications, attributes and skills, as further described below, that led to our conclusion that he or she should serve as a member of our Board. In addition to the foregoing biographical information with respect to each of our directors, the following table evidences additional experience and qualifications of our individual directors:

BOARD SKILLS MATRIX

Experience, Expertise and Attributes	Andrew	Berger	Brownell	D’Argenio	Longstreth	Mohamed	Morgan	Shaper	Yang
Technology and Innovation
Because Sunnova is a tech-based solar energy company, we look for directors with a background in developing technology businesses, anticipating technological trends, and driving innovation and product development.
	•	•	•				•		•
Business Development and Strategy
This experience is relevant in helping Sunnova to grow its business, expand its value proposition and assess whether potential targets and partners are a good strategic and culture fit.
	•	•	•	•	•	•	•	•	•
Consumer / Sales / Marketing / Brand Management
Experience in developing strategies to grow sales and market share, build brand awareness and overall preference among customers, and enhance Sunnova’s reputation is relevant to the growth of our business
		•	•	•		•
Dealer Experience
Experience in developing and managing innovative programs and strategies that expand, engage, motivate, develop and retain Sunnova’s dealer network is a core element to Sunnova’s continued growth
		•				•			•
Cybersecurity / Information Security
This experience is vital to protecting Sunnova’s technology infrastructure and customer platform, maintaining the trust of our customers and keeping customer information secure.
			•			•	•		•
Corporate Finance
This experience is important in overseeing the management of funding sources, capital structuring, investment decisions and maximizing stockholder value through long-term and short-term financial planning.
	•	•	•	•	•	•	•	•	•
Senior Leadership
Significant senior leadership and/or CEO experience, with a practical understanding of organizations, processes, strategic planning and risk management to assess, develop and implement our business strategy and operating plan.
	•	•	•	•	•	•	•	•	•

Experience, Expertise and Attributes	Andrew	Berger	Brownell	D’Argenio	Longstreth	Mohamed	Morgan	Shaper	Yang
Global Business An understanding of diverse business environments, economic conditions, cultures and regulatory frameworks is relevant to Sunnova’s intention to grow as a global business.	•	•	•	•	•	•	•	•	•
Legal / Regulatory / Governmental
Knowledge and experience with legal and regulatory issues, compliance obligations and governmental policies is relevant because we operate in a rapidly evolving legal and regulatory environment.
	•	•	•	•	•	•	•	•	•
Corporate Governance
Strong and effective corporate governance sets the tone at the top and helps to cultivate a company culture of integrity, leading to positive performance and a sustainable business overall. In addition, it increases the accountability of all individuals and teams within Sunnova.
	•	•	•	•	•	•	•	•	•
Sustainability Sustainability is a core element of Sunnova’s business strategy. Experience in monitoring environmental impact and ways to improve it will enhance Sunnova’s ESG efforts.	•	•	•	•	•	•	•	•	•
Finance / Accounting This experience is relevant to the oversight of Sunnova’s capital structure, financing and investing activities, as well as our financial reporting and internal controls.		•		•	•	•	•	•	•
Human Capital Management
This experience is vital to ensuring that Sunnova attracts, inspires, develops and retains qualified personnel, and fosters a corporate culture that encourages and promotes accountability, performance and diversity, inclusion, equity and belonging.
	•	•	•	•	•	•	•	•	•
Energy/Utility Experience
This experience is pertinent to understanding trends in the energy industry as whole, the interplay between solar and utilities, and the benefits and impediments to energy transformation.
	•	•	•	•	•		•	•
Climate/Energy Risk
Knowledge, skill and background on climate-related matters give the company greater perspective on the opportunities and risks arising as there is interest in reducing and/or responding to increased carbon in the atmosphere.
	•								•
Other Public Company Board Service
Service on a public company board provides insights about ensuring strong board and management accountability, protecting stockholder interests and observing appropriate governance practices.
			•	•			•	•	•
Other
Demographic Background
Sexual Orientation (voluntary) LGBTQ+	No	No	No	No	Yes	No	No	No	No
Gender

Experience, Expertise and Attributes	Andrew	Berger	Brownell	D’Argenio	Longstreth	Mohamed	Morgan	Shaper	Yang
Male		•		•	•	•	•	•
Female	•		•						•
Non-Binary
Race/Ethnicity
Asian (excluding Indian/South Asian)									•
African American or Black
Indian or South Asian						•
Middle Eastern or North African
Native Hawaiian or Pacific Islander									•
White/Caucasian	•	•	•	•	•		•	•
Hispanic or Latin American
Native American or Alaskan Native
Other
I do not wish to respond

Overboarding

None of our directors serve on more than two public company boards in addition to the Company.

Corporate Governance

General

Our Board has established corporate governance practices to assist in the exercise of its responsibilities under applicable law and the listing standards of the NYSE and to govern the employees of the Company. These governance practices are contained in our Corporate Governance Guidelines, committee charters and Code of Conduct. We have instituted mandatory sign-off and training for employees on our Code of Business Conduct and Ethics and other relevant compliance topics, including our Anti-Bribery Compliance Program, our Gifts and Entertainment Policy, and our Discrimination and Harassment Policy.

Our Corporate Governance Guidelines provide that, during any period in which the offices of Chairman and Chief Executive Officer are combined, the Board of Directors shall appoint a lead independent director (the “Lead Director”). The Lead Director is chosen on an annual basis by our Board at the recommendation of the Nominating, Corporate Governance and Sustainability Committee. Currently, the Lead Director is Ms. Andrew. Our Corporate Governance Guidelines also provide that non-management directors will meet in executive session at least once a year and that the Lead Director will preside at these meetings. The Lead Director is also responsible for calling meetings of the non-management directors and preparing an agenda for the meetings of the non-management directors in executive session. In practice, the non-management directors of our Board meet regularly in executive session immediately following each regularly scheduled Board meeting without management participation.

The Nominating, Corporate Governance and Sustainability Committee of our Board evaluates the Company’s and our Board's governance practices and formally reviews all committee charters and our Corporate Governance Guidelines along with recommendations from the various committees of our Board at least annually. The Nominating, Corporate Governance and Sustainability Committee of our Board also receives updates as necessary regarding new developments in the corporate governance arena. In addition, our committee charters require, among other things, that the committees and our Board annually evaluate their own performance. Our current Corporate Governance Guidelines, committee charters, and Code of Conduct may be found on our website at www.sunnova.com under "Investors - Governance - Governance Documents." Information contained on our website, including information referred to in this proxy statement, is not to be considered as part of this proxy statement and is not incorporated into this proxy statement. We will continue to monitor our governance practices in order to maintain our high standards.

Board of Directors Leadership

Our Board has chosen to combine the positions of Chief Executive Officer and Chairman of the Board of Directors, and currently, Mr. Berger serves as Chairman of the Board of Directors. As founder of the Company, Mr. Berger has specialized knowledge regarding the strategic challenges and opportunities facing the Company as well as knowledge valuable to executing the position of Chairman of the Board of Directors, including insight into the regulation of and risks inherent to the business. In addition, the combination of the Chief Executive Officer and Chairman roles promotes clear and consistent leadership, directional clarity and effective and efficient decision making. Ms. Andrew, as Lead Director, acts as the principal liaison between the independent directors and Mr. Berger. She collaborates with Mr. Berger to set Board agendas; seeks agenda input from other directors; reviews and advises on Board materials and the Board meeting schedule; and facilitates discussion among the independent directors on key issues and concerns.

Code of Ethics

Included with our Corporate Governance Guidelines detailed on our website, www.sunnova.com, and available in print to any stockholder who requests a copy, are our Code of Conduct and our Code of Ethics for the Chief Executive Officer and Senior Financial Officers. We intend to satisfy the disclosure requirement regarding any changes in these codes of ethics we have adopted and/or any waiver therefrom by posting such information on our website or by filing a Form 8-K for such events.

Certain Relationships and Related Transactions

Our Board has adopted a written policy whereby all transactions with related parties must be made in compliance with our Board's policy on related party transactions. Such transactions must be approved by the Nominating, Corporate Governance and Sustainability Committee and must be on terms no less favorable to us than could be obtained in arm's length dealings with unrelated third parties. To identify related party transactions, each year we distribute and require our directors and officers to complete a questionnaire identifying transactions with the Company in which the director or officer or their immediate family members have an interest. In addition, our Code of Conduct requires directors and officers to report any actual or potential conflicts of interests. Our Nominating, Corporate Governance and Sustainability Committee is responsible for reviewing and approving all related party transactions.

Our Board determined that a relationship does not interfere with a director exercising independent judgment in carrying out such director’s responsibilities if it is either:

•a type of relationship addressed in Item 404(a) of SEC Regulation S-K, as amended; or
•Section 303A.02, as amended, of the NYSE Listed Company Manual (the “NYSE Rules”), but under those rules neither requires disclosure nor precludes a determination of independence; or
•consists of charitable contributions by the Company to an organization where a director is an executive officer and does not exceed the greater of $1 million or 2% of the organization’s gross revenue in any of the last three years.

No related party transactions were identified, reported or occurred in fiscal year 2023.

Our Board reviewed the relevant provisions of the NYSE Rules with regard to the independence of directors and after full discussion determined that the following directors had no material relationship with the Company that may interfere with the exercise of independence from management and the Company and therefore are independent directors of the Company: Anne Slaughter Andrew, Nora Mead Brownell, Rahman D'Argenio, Mark Longstreth, Akbar Mohamed, Michael C. Morgan, C. Park Shaper, and Mary Yang.

Risk Management

Our Board has oversight responsibility of the processes established to report and monitor material risks applicable to us. Our Audit Committee assists our Board in oversight of the integrity of the Company’s financial statements, our compliance with legal and regulatory requirements, the review of our internal auditors and independent registered public accounting firm, and cybersecurity oversight. Certain risks associated with the performance of our executive management fall within the authority of our Nominating, Corporate Governance and Sustainability Committee, which is responsible for evaluating potential conflicts of interest and independence of directors and Board of Directors candidates, monitoring and developing corporate governance principles and overseeing the process by which our Board, our Chief Executive Officer and our executive management are evaluated. Risks associated with retaining executive management, including succession planning, fall within the scope of the authority of our Compensation and Human Capital Committee, which assists our Board in reviewing and administering compensation, benefits, incentive and equity−based compensation plans. To assist in satisfying these responsibilities, the Compensation and Human Capital Committee has retained its own independent compensation consultant and meets regularly with management to understand the financial, human resources and stockholder implications of compensation decisions being made. Responsibility for risk oversight that does not fall within the scope of authority of the three standing committees of our Board rests with our entire Board. Our Board also has the responsibility for monitoring and assessing any potential material risks identified by its committees, or otherwise ensuring management is monitoring and assessing, and, to the extent appropriate, mitigating such risks. Risks falling within this area include, but are not limited to, general business and industry risks, operating risks, financial risks and compliance risks.

Our Board has delegated to management the responsibility to manage risk and bring to the attention of our Board the most material risks to our Company. We do not assign the responsibility for all risk management to a single risk management officer within our executive management. Rather, we rely on executive management to administer an enterprise risk management program (the “ERM program") that is designed to ensure that all significant risks to the Company, on a consolidated basis, are being managed and monitored appropriately. Our Internal Audit Department oversees an annual enterprise risk assessment (the “ERA”). The ERA is designed to identify the portfolio of the Company’s business risks, to individually evaluate their likelihood of occurrence, and to identify existing and potential future mitigation strategies. The ERM program assesses the potential magnitude of the most significant risks identified in the ERA, identifies other operational, commercial, macroeconomic and geopolitical risks facing the Company, monitors key indicators to assess the effectiveness of the Company's risk management activities, and manages risks to be within the Company’s desired risk profile. Meetings are held at least quarterly to discuss risk mitigation efforts to manage identified risks. The management team present in the risk management meetings includes our Executive Leadership Team, and the other members of our management team charged with evaluating the Company’s disclosure controls. Meetings are facilitated by our Internal Audit Department head. Our Board monitors the ERM program and other risk management information provided to it to assess the Company’s risk management practices and systems in light of the risk philosophy and risk tolerance of our Board. The ERM program results are reported to our Board each quarter to assist in its oversight of risk management.

Hedging and Pledging Policy

Company insiders, which include our directors, executive officers and employees designated as insiders as a result of their positions or responsibilities, are not permitted to (i) trade in Company options, puts, calls or similar derivative instruments; (ii) sell Company securities short or to enter into any hedging arrangement in Company securities; or (iii) hold Company securities in margin accounts or pledge Company securities. An exception to the prohibition on pledging by Directors may be granted for Directors who hold pre-IPO securities or have otherwise met the requirements of the Company's Stock Ownership Policy. In the event a Director desires to pledge securities as collateral for a loan and clearly demonstrates the financial capacity and liquidity to repay the loan without resorting to sales of the pledged shares, the Director may request a waiver from the pledging prohibition from the Nominating, Corporate Governance and Sustainability Committee. The Committee may grant the waiver in its sole discretion, based on a review of relevant factors including the financial capacity of the director to repay the loan without resorting to the pledged shares and the magnitude of the pledged shares in relation to the Director's other holdings and total shares outstanding.

Environmental, Social, and Governance ("ESG")

In keeping with our values of Service, Synergy, and Sustainability, we are committed to continually improving our management of sustainability matters and their impact on our business. At our core, we believe that our business has a fundamentally positive impact for our customers and planet. Our aim is to continually improve the positive impacts of our business and reduce manageable risks by leveraging a sustainable business mindset. We frequently evaluate sustainability risks and opportunities through processes that include materiality assessments, annual risk management evaluations and regular engagement with stakeholders to ensure we meet their needs.

In addition, we note that emerging regulations are a key driver for corporate sustainability strategy and disclosures. We are keenly focused on monitoring and preparing to meet these regulations as part of our overall approach. We have already begun assessing our current reporting against draft rulemaking and are taking steps to comply with relevant regulations, including future assurance of sustainability reporting.

This year marks the fourth year of our formal sustainability reporting and we continue to make strides to meet our sustainability goals and improve the sustainability profile of our business. In 2023, much of our focus was on improving systems for data management and reporting in order to meet future regulatory requirements. Particularly for our newly expanded talent team, we worked to better manage reporting for our rapidly growing employee base while continuing to manage our key performance indicators for retention, volunteering, and inclusion.

As we close out our 2025 goals in the coming years, and in acknowledgement of the evolution of our business and stakeholder interests, we are excited to reconvene our key stakeholders in a strategic planning process later this year. By conducting a formal materiality assessment and reassessing our key priorities, we are excited to share updated priorities and goals in future sustainability reports. We invite our stakeholders to engage with us in this process and welcome any feedback or inquiries to esg@sunnova.com.

Sustainability Governance

Our Board has formal oversight of sustainability matters through the Nominating, Corporate Governance and Sustainability Committee, which includes oversight of all material sustainability topics, including climate risks and opportunities, diversity, belonging and inclusion, board diversity and independence, and other priority topics. The Nominating, Corporate Governance and Sustainability Committee meets quarterly to discuss sustainability strategy, reporting, and performance.

The Audit Committee also engages with sustainability matters on an ad hoc basis. For the Audit Committee, this includes an understanding of materiality practices, the assessment of material risks, and the preparation of sustainability disclosures to meet regulatory requirements, including future assurance. To learn more about the full scope of board committee responsibilities please see the relevant sections of this proxy statement as well as additional resources on our website.

Implementation and coordination of sustainability strategy and reporting is done through the Company’s formal Sustainability Steering Committee. The Sustainability Steering Committee is chaired by the Executive Vice President, Corporate Communications and Sustainability and includes members of the legal, accounting, communications, finance, procurement, and operations teams. The Sustainability Steering Committee meets regularly to discuss sustainability strategy and implementation.

Process for Communication by Interested Parties with the Board of Directors

Our Board has established a process whereby interested parties may communicate with our Board and/or with any individual director. Interested parties, including stockholders, may send communications in writing, addressed to the Board of Directors or an individual director, c/o the Secretary, Sunnova Energy International Inc., 20 East Greenway Plaza, Suite 540, Houston, Texas 77046. Our Secretary will forward these communications as appropriate to the addressee depending on the facts and circumstances outlined in the communication. Our Board has directed our Secretary not to forward certain items such as spam, junk mailings, product inquiries, resumes and other forms of job inquiries, surveys and business solicitations. Additionally, our Board has advised the Secretary not to forward material that is illegal or threatening, but to make our Board aware of such material which it may request be forwarded, retained or destroyed at our Board's discretion. The interested party may alternatively submit such communications through our Employee Hotline system. The Employee Hotline system can be contacted via telephone at 1-855-375-6718 or on the Internet at https://sunnova.ethicspoint.com.

Director Independence

Our Board has determined that all eight of the current non-management directors of the Company (Mses. Andrew, Brownell, and Yang and Messrs. D’Argenio, Longstreth, Mohamed, Morgan, and Shaper) qualify as “independent” under the corporate governance rules of the NYSE, that each member of the Audit Committee qualifies as “independent” under Rule 10A-3 of the United States Securities Exchange Act of 1934 (the “Exchange Act”), and that each member of the Compensation and Human Capital Committee qualifies as “independent” under Rule 10C-1 of the Exchange Act. Our Board has not established separate independence requirements beyond those of the NYSE, the Exchange Act or the Internal Revenue Code of 1986 (the "Code").

In addition, we have made no contributions to any tax-exempt organization in which any independent director serves as an executive officer.

Committees of Our Board of Directors and Meetings

Our Board held four meetings in 2023, all of which were held in person. During 2023, no director attended fewer than 75% of: (1) the total number of meetings of our Board held during the period for which he or she was a director; and (2) the total number of meetings held by all Board committees on which such director served. Additionally, the non-management members of our Board met in executive session two times, and each non-management director attended 100% of the executive sessions. Our policy with regard to directors' attendance at annual meetings of stockholders is described in our Corporate Governance Guidelines, which may be found on our website at www.sunnova.com under "Investors - Governance." Mses. Andrew and Brownell and Messrs. Berger, Longstreth, Morgan and Shaper attended the 2023 Annual Meeting of Stockholders.

Our Board currently has, and appoints members to, three standing Committees: Audit, Compensation and Human Capital, and Nominating, Corporate Governance and Sustainability.

Audit Committee. Our Audit Committee consists of Ms. Yang and Messrs. Longstreth, Mohamed, and Shaper (Chair). Our Board has determined that Mr. Shaper serves as the audit committee financial expert as that term is defined under the applicable federal securities laws and regulations. Our Audit Committee reviews our accounting policies and audit procedures, supervises internal accounting controls. Our Audit Committee held five meetings during 2023. Our Board has adopted a written charter for our Audit Committee, a copy of which is available in print to any stockholder upon request.

Our Board has delegated oversight of risks from cybersecurity threats to our Audit Committee. The Audit Committee reviews and evaluates the effectiveness of our cybersecurity frameworks, policies, programs, opportunities and risk profile, as well as our business continuity and disaster recovery efforts. Members of our Audit Committee have cybersecurity experience from their principal occupation or other professional experience. Members of information technology management, including our Chief Information Security Officer, regularly report on our cybersecurity matters to both the Audit Committee of our Board and the full Board, as follows:

•Management provides quarterly reports to the Audit Committee regarding our cybersecurity program and risks, and the Audit Committee in turn provides reports to the full Board as needed. All incidents with critical functional impact are escalated to the Board and Audit Committee.

•Current information security concerns that arise during the year are escalated in real-time to leadership based on the process defined in our Incident Response Plan. All events and incidents are evaluated against our prioritization and informational impact matrices outlined the plan.

We recognize cyber threats are a permanent part of the overall risk landscape and cybersecurity threats are constantly evolving. For these and other reasons, cybersecurity is a top risk management priority for us. Accordingly, in addition to the above our directors, employees and contractors are required to complete cybersecurity training at least annually.

Compensation and Human Capital Committee. Our Compensation and Human Capital Committee consists of Ms. Brownell (Chair) and Messrs. D’Argenio and Morgan and is responsible for: administration of our stock incentive plans; the review and evaluation of CEO performance, including recommendations to the independent directors regarding CEO compensation; the review and recommendation to our full Board of all compensation for our directors, executive officers and employees; risk assessment relating to our incentive compensation arrangements; succession planning; and oversight of human capital matters including recruitment and retention, workplace health and safety, diversity and inclusion, culture and employee engagement, pay equity, and general approach to broad-based compensation, benefits, and employee growth and development practices. During 2023, our Compensation and Human Capital Committee held six meetings. Our Board has adopted a written charter for our Compensation and Human Capital Committee which is available in print to any stockholder upon request. Pursuant to the charter, our Compensation and Human Capital Committee may delegate its responsibilities and authority to a subcommittee or subcommittees, provided that the subcommittee is composed entirely of independent directors.

Nominating, Corporate Governance and Sustainability Committee. Our Nominating, Corporate Governance and Sustainability Committee consists of Mses. Andrew (Chair) and Brownell and Messrs. Longstreth and Mohamed and is responsible for assisting our Board in determining the appropriate size and composition of our Board, our Board’s committee structure and composition, Board recruitment, diversity, and succession planning as well as in monitoring and making recommendations regarding our Board's performance. The Nominating, Corporate Governance and Sustainability Committee is also responsible for reviewing and approving related party transactions. During 2023, the Nominating, Corporate Governance and Sustainability Committee held four meetings. Our Board has adopted a written charter for the Nominating, Corporate Governance and Sustainability Committee which is available in print to any stockholder upon request.

Our Nominating, Corporate Governance and Sustainability Committee is responsible for, among other things, the selection and recommendation to our Board of nominees for election of directors. Working closely with our full Board, our Nominating, Corporate Governance and Sustainability Committee develops criteria for open Board positions, taking into account such factors as it deems appropriate, which may include the current composition of our Board, the range of talents and skills already represented on our Board, and the need for other particular expertise. Applying these criteria, the Nominating, Corporate Governance and Sustainability Committee considers candidates for Board membership suggested by its members as well as management and stockholders. From time to time, the Committee may retain third-party executive search firms to identify and review candidates. Our Nominating, Corporate Governance and Sustainability Committee will consider all director nominees recommended to it, including those recommended by third parties and stockholders. Such nominations should be directed to any member of our Nominating, Corporate Governance and Sustainability Committee, see "Process for Communication by Interested Parties with the Board of Directors".

Our Nominating, Corporate Governance and Sustainability Committee thoughtfully considers the unique qualifications and skills of any candidate or nominee for our Board. Our Board strives to maintain independence of thought and diverse professional experience among its membership. Our Nominating, Corporate Governance and Sustainability Committee will evaluate all nominees, for the following:

▪personal qualities such as leadership, statesmanship and responsiveness;
▪general management qualities such as a global perspective on our business, strategic thinking and planning, knowledge of our business and preparedness;
▪financial expertise such as value creation, capital planning, and communications with the financial investment communities; and
▪qualities relating to the use of human resources such as developing management talent and creating an effective organization.

In addition to the criteria set forth above, the Nominating, Corporate Governance and Sustainability Committee will ensure each pool of qualified candidates from which Board nominees are chosen includes candidates who bring diversity, including but not limited to, racial, ethnic and/or gender diversity.

The Nominating, Governance and Sustainability Committee believes that proactive director succession planning is necessary to enhance Company performance and support the Company strategic direction while minimizing risk. Director succession planning is discussed by the Committee at least annually.

Our Nominating, Corporate Governance and Sustainability Committee is also responsible for overseeing our ESG practices and procedures, including assisting in identifying best practices and providing guidance to our officers on the Company’s ESG efforts. In this role, the Committee oversees developing sustainable and socially responsible practices; assessing, monitoring and managing our ESG risks and opportunities; encouraging the integration of strategically significant ESG issues into our business strategy; and providing input and overseeing our ESG impact report and key ESG messages to investors and other stakeholders in the context of long-term value creation.

Director Compensation

Our Compensation and Human Capital Committee reviews director compensation annually and recommends approval of any changes to our Board of Directors. Other than compensation paid to the lead independent director which was established in February 2023, no changes to director compensation have been made since October 2020.

Lead Independent Director	$15,000
Annual Retainer(1)	$60,000
Audit Committee Chair	$20,000
Compensation and Human Capital Committee Chair	$15,000
Nominating, Corporate Governance and Sustainability Committee Chair	$12,500
Audit Committee Member	$10,000
Compensation and Human Capital Committee Member	$7,500
Nominating, Corporate Governance and Sustainability Committee Member	$5,000
(1)Paid quarterly in cash, unless the director elects to receive the annual cash retainer in restricted stock. If elected, the restricted stock is issued in a single issuance based on the grant date fair value on the date of grant, such grant to occur at the Board meeting following the Annual Stockholders meeting.

Pursuant to the 2019 Long-Term Incentive Plan, each of our non-employee directors is also awarded annual equity-based compensation in the form of restricted stock units valued at $120,000 on the date of grant to vest one year from date of grant; such awards are granted at the Board meeting following the Annual Stockholders meeting. In addition, upon first being elected to our Board, outside directors receive an initial grant of restricted stock units with a grant date fair value of $120,000. The following table sets forth the compensation received during fiscal year 2023 by our non-employee directors, with the exception of Messrs. D'Argenio, and Longstreth, who elected to waive the receipt of compensation pursuant to our non-employee director compensation program.

Name	Fees earned or paid in Cash(1)	Stock Awards(2)(3)	All Other Compensation(4)	Total
Anne S. Andrew	$—	$205,363	$1,585	$206,948
Nora Mead Brownell	$—	$200,000	$15,079	$215,079
Akbar Mohamed	$—	$195,000	$2,113	$197,113
Michael Morgan	$66,411	$120,000	$—	$186,411
C. Park Shaper	$79,456	$120,000	$—	$199,456
Mary Yang	$70,000	$120,000	$2,342	$192,342

(1)Mses. Andrew and Brownell and Mr. Mohamed each elected to receive their annual retainer, committee chair and member retainers in stock at the beginning of the year.
(2)The amount disclosed in this column represents the aggregate grant date fair value of (i) the 5,382 restricted stock units granted to Ms. Andrew in lieu of retainer and the 7,566 restricted stock units granted for her annual award, (ii) the 5,044 restricted stock units granted to Ms. Brownell in lieu of retainer and the 7,566 restricted stock units granted for her annual award, (iii) the 4,728 restricted stock units granted to Mr. Mohamed in lieu of retainer and the 7,566 restricted stock units granted for his annual award, and (iv) 7,566 restricted stock units each granted to Messrs. Morgan and Shaper and Ms. Yang for their annual awards. Such restricted stock units vest one year from the date of grant. The grant date fair values of restricted stock units granted for fiscal year 2023 were determined in accordance with ASC Topic 718 and are based on the fair market value of our common stock on the date of grant. Under SEC rules, the grant date fair values exclude the impact of estimated forfeitures related to service-based vesting conditions.

(3)The number of restricted stock unit awards outstanding at December 31, 2023, for each director that had unvested restricted stock unit awards was as follows: Ms. Andrew - 12,948; Ms. Brownell - 12,610; Mr. Mohamed - 12,294; Mr. Morgan - 7,566; Mr. Shaper - 7,566 and Ms. Yang - 7,566.
(4)The amounts disclosed in this column are reimbursements for Mses. Andrew's, Brownell's and Yang's and Messrs. Mohamed's travel.

Five Percent Owners

The following table reflects certain information known to us concerning persons beneficially owning more than 5% of our outstanding common stock based on the most recent information filed with the SEC by the persons listed. The security ownership percentage is calculated based on our shares of common stock outstanding as of the close of business on March 18, 2024. Unless otherwise noted, each stockholder listed below has sole voting and disposition power with respect to the shares listed.

Name and Address	Number of Shares Beneficially Owned	Percent of Class
BlackRock, Inc.(1) 55 East 52nd Street New York, NY 10055	15,578,721	12.6%
BNP Paribas Asset Management UK, Ltd.(2) 5 Aldermanbury Square London, EX2V 7BP	11,467,313	9.3%
The Vanguard Group(3) 100 Vanguard Blvd. Malvern, PA 19355	10,486,392	8.5%
Entities affiliated with ECP(4) 40 Beechwood Rd. Summit NJ 07901	6,911,664	5.6%
Newlight Partners LP(5) 390 Park Avenue New York, NY 10022-4608	6,505,811	5.3%
The Goldman Sachs Group, Inc.(6) 200 West Street New York, NY 10282	6,277,633	5.1%

(1)    Based on Amendment No. 1 to Schedule 13G filed January 23, 2024 by BlackRock, Inc. ("BlackRock"). BlackRock has sole power to vote or direct the vote of 15,384,431 of the shares of Company common stock and to dispose or direct the disposition of 15,578,721 shares of Company common stock and all of the shares covered by the filing are held by BlackRock and/or its subsidiaries.
(2)    Based on Amendment No. 3 to Schedule 13G filed January 10, 2024 by BNP Paribas Asset Management UK Ltd. ("BNP"). BNP has sole power to vote or direct the vote and dispose or direct the disposition of 11,467,313 shares of Company common stock.
(3)    Based on Amendment No. 2 to Schedule 13G filed February 13, 2024 by The Vanguard Group ("Vanguard"). Vanguard has shared power to vote or direct the vote of 128,932 of the shares of Company common stock, sole power to dispose or direct the disposition of 10,246,387 shares of Company common stock and shared power to dispose or direct the disposition of 240,005 shares of Company common stock.
(4)     Represents securities held by ECP Sunnova Holdings, LP (“ECP Sunnova Holdings”) based on Amendment No. 2 to Schedule 13G filed on February 10, 2022. On February 28, 2024, ECP reconfirmed that ECP ControlCo, LLC (“ECP ControlCo”) is the managing member of Energy Capital Partners III, LLC (“ECP GP”), which is the managing member of Energy Capital Partners GP III Co-Investment (Sunnova), LLC, which is the general partner of Energy Capital Partners III (Sunnova Co-Invest), LP (“ECP Sunnova”). ECP GP is the general partner of Energy Capital Partners GP III, LP (“ECP Fund GP”), which is the general partner of each of Energy Capital Partners III, LP, Energy Capital Partners III-A, LP, Energy Capital Partners III-B, LP, Energy Capital Partners III-C, LP and Energy Capital Partners III-D, LP (collectively, the “ECP Funds”). The ECP Funds are the managing members of ECP Starlight Public GP, LLC, which is the general partner of ECP Starlight Guarantor (Public), LP, which, along with ECP Sunnova, are the managing members of ECP Sunnova Holdings GP, LLC, which is the general partner of ECP Sunnova Holdings. As such, each of the foregoing entities may be deemed to share beneficial ownership of the Common Stock reported herein. ECP ControlCo has informed us that Douglas W. Kimmelman, Peter Labbat, Tyler Reeder, Andrew D. Singer and Rahman D’Argenio are the managing members of ECP ControlCo and share the power to direct the voting and disposition of the shares beneficially owned by Energy Capital Partners, however, each such individual disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.
(5)    Based on Amendment No. 1 to Schedule 13D filed February 13, 2024, jointly by Newlight Partners LP (“Newlight”), Newlight GP, LLC, and Ravi Yadav relating to shares held directly by QSIP LP and SCI Partners LP, (a) pursuant to an investment management agreement, QSIP LP and certain of its affiliates have delegated sole voting and dispositive power over the shares covered by the filing to Newlight, (b) the general partner of Newlight is Newlight GP LLC, and (c) the controlling member of Newlight GP LLC is Ravi Yadav. Newlight has informed us that each of Newlight GP, LLC and Ravi Yadav disclaims beneficial ownership of the shares covered by the filing except to the extent of its or his pecuniary interest therein.
(6) Based on Schedule 13G filed February 7, 2024, jointly by Goldman Sachs Group, Inc.("Goldman Group") and Goldman Sachs & Co. LLC ("Goldman Co"). The filing reflects the securities beneficially owned by certain operating units of The Goldman Sachs Group, Inc. and its subsidiaries and affiliates (collectively, the "Goldman Sachs Reporting Units"). Goldman Group and Goldman Co. have shared power to vote or direct the vote of 6,260,696 of the shares of Company common stock, and shared power to dispose or direct the disposition of 6,274,167 shares of Company common stock. The Goldman Sachs Reporting Units disclaim beneficial ownership of the securities beneficially owned by (i) any client accounts with respect to which the Goldman Sachs Reporting Units or their employees have voting or investment discretion or both, or with respect to which there are limits on their voting or investment authority or both and (ii) certain investment entities of which the Goldman Sachs Reporting Units act as the general partner, managing general partner or other manager, to the extent interests in such entities are held by persons other than the Goldman Sachs Reporting Units.

Director and Executive Officer Shareholdings

The following table sets forth the amount of common stock beneficially owned as of the close of business on March 11, 2024, by each of our directors and by each of the executive officers identified in the Summary Compensation Table below (named executive officers), and by all of our directors and executive officers as a group. For our directors and executive officers, the information includes shares that they could acquire through May 20, 2024 through the vesting of options or restricted stock awards or by the exercise of stock options. Unless otherwise indicated below, each of the named persons and members of the group has sole voting and investment power with respect to the shares shown.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percent of Class
Anne S. Andrew (2)	71,995	*
William J. Berger (3)	2,340,381	1.9%
Nora Mead Brownell (4)	35,299	*
Rahman D'Argenio (5)	—	—%
Michael P. Grasso (6)	250,105	*
Robert L. Lane (7)	176,860	*
Mark Longstreth (8)	—	—%
Paul Mathews (9)	14,007	—%
Akbar Mohamed (10)	248,433	*
Michael C. Morgan (11)	385,243	*
David Searle (12)	16,500	—%
C. Park Shaper (13)	1,297,193	1.0%
Mary Yang (14)	17,857	*
Current Executive Officers and Directors as a Group (17 Persons) (15)	5,276,572	4.5%
___________

*    Represents beneficial ownership or voting power of less than 1%.
(1)Unless otherwise indicated, the address for each listed stockholder is: c/o Sunnova Energy International Inc., 20 East Greenway Plaza, Suite 540, Houston, Texas 77046.
(2)Consists of (i) 47,409 shares of common stock held indirectly in a trust, and (ii) 12,948 shares of common stock that may be acquired in 60 days issuable upon the vesting of restricted stock units.
(3)Consists of (i) 407,940 shares of common stock owned by Mr. Berger, (ii) 24,100 shares of common stock held in the executive’s spouse’s IRA, (iii) 7,471 shares of common stock held in the executive’s IRA, (iv) 1,830,707 shares of common stock issuable upon the exercise of stock options, and (v) 70,163 shares of common stock that may be acquired in 60 days issuable upon the vesting and subsequent exercise of stock options.
(4)Consists of (i) 22,689 shares of common stock owned by Ms. Brownell and (ii) 12,610 shares of common stock that may be acquired in 60 days issuable upon the vesting of restricted stock units.
(5)Mr. D’Argenio is a Managing Member of ECP ControlCo, LLC and may be deemed to beneficially own shares owned by ECP ControlCo and the ECP Funds, which collectively own 6,911,664 shares of common stock. Mr. D’Argenio disclaims beneficial ownership of any common stock beneficially owned by the ECP Funds, except to the extent of his pecuniary interest therein.
(6)Consists of (i) 61,008 shares of common stock owned by Mr. Grasso, (ii) 160,403 shares of common stock issuable upon the exercise of stock options, (iii) 13,980 shares of common stock that may be acquired in 60 days issuable upon the vesting of restricted stock units, and (iv) 14,714 shares of common stock that may be acquired in 60 days issuable upon the vesting and subsequent exercise of stock options.
(7)Consists of (i) 131,365 shares of common stock owned by Mr. Lane, (ii) 3,000 shares of common stock held in trust, (iii) 6,556 shares of common stock issuable upon the exercise of stock options, (iv) 16,874 shares of common stock that may be acquired in 60 days issuable upon the vesting of restricted stock units, and (v) 19,065 shares of common stock that may be acquired in 60 days issuable upon the vesting and subsequent exercise of stock options.
(8)Mr. Longstreth is a Partner at Newlight and may be deemed to beneficially own shares owned by QSIP LP. Mr. Longstreth disclaims beneficial ownership of any common stock beneficially owned by QSIP or Newlight.
(9)Consists of (i) 14,007 shares of common stock owned by Mr. Mathews, and (ii) 0 shares common stock that may be acquired in 60 days issuable upon the vesting of restricted stock units, and (iii) 0 shares of common stock that may be acquired in 60 days issuable upon the vesting and subsequent exercise of stock options.
(10)Consists of (i) 236,139 shares of common stock owned by Mr. Mohamed, and (ii) 12,294 shares common stock that may be acquired in 60 days issuable upon the vesting of restricted stock units.
(11)Consists of (i) 7,255 shares of common stock owned by Mr. Morgan, (ii) 13,672 shares of common stock held in trust, (iii) 356,750 shares of common stock held by Portcullis Partners, LP, for which Mr. Morgan serves as Manager of the general partner, and (iv) 7,566 shares of common stock that may be acquired in 60 days issuable upon the vesting of restricted stock units. Mr. Morgan disclaims beneficial ownership of the common stock reflected in item (ii), except to the extent of his pecuniary interest therein.
(12)Consists of (i) 16,500 shares of common stock owned by Mr. Searle, and (ii) 0 shares common stock that may be acquired in 60 days issuable upon the vesting of restricted stock units, and (iii) 0 shares of common stock that may be acquired in 60 days issuable upon the vesting and subsequent exercise of stock options.
(13)Consists of (i) 11,560 shares of common stock held directly by Mr. Shaper, (ii) 1,278,067 shares of common stock held by SEIS Holdings LLC for which Mr. Shaper serves as CEO, and (iii) 7,566 shares of common stock that may be acquired by Mr. Shaper in 60 days issuable upon the vesting of restricted stock units. Mr. Shaper may be deemed to beneficially own securities beneficially owned by SEIS Holdings LLC.
(14)Consists of (i) 10,291 shares of common stock owned by Ms. Yang and (ii) 7,566 shares of common stock that may be acquired in 60 days issuable upon the vesting of restricted stock units.
(15)Consists of (i) 2,853,893 shares of common stock beneficially owned by our directors and named executive officers and (ii) 2,177,817 shares of common stock issuable from the exercise of stock options, (iii) 115,029 shares of common stock that may be acquired by May 20, 2024 upon the vesting of restricted stock units and (iv) 129,833 shares of common stock that may be acquired by May 20, 2024 issuable upon the vesting and subsequent exercise of stock options.

Executive Officers

The following table sets forth our executive officers, the office held by such officer, the date of first election to that office and the age of each officer as of the close of business on March 20, 2024.

Name	Position	Date of First Appointment	Age
William J. Berger	Chairman, President and Chief Executive Officer	November 2012	50
Robert L. Lane	Executive Vice President, Chief Financial Officer	May 2019	52
Michael P. Grasso	Executive Vice President, Chief Revenue Officer	April 2018	53
Kris Hillstrand(1)	Senior Vice President, Projects	October 2017	60
Kelsey Hultberg	Executive Vice President, Corporate Communications and Sustainability	May 2021	34
Jackson Lynch	Executive Vice President, Chief Human Resources Officer	May 2023	55
Paul Mathews	Executive Vice President, Chief Operating Officer	February 2023	42
Meghan Nutting	Executive Vice President, Government and Regulatory Affairs	April 2018	43
David Searle	Executive Vice President, General Counsel and Chief Compliance Officer	February 2023	48

(1) In February 2024, Mr. Hillstrand ceased to be Executive Vice President, Direct of the Company and transitioned into the role of Senior Vice President, Projects. Mr. Hillstrand separated from the Company on March 29, 2024.

No family relationship exists between any of our executive officers or directors. All of our executive officers serve at the pleasure of our Board and may be removed at any time with or without cause.

William J. (John) Berger founded Sunnova Energy Corporation in 2012 and has since then served as Chief Executive Officer, President and Chairman of the Board. On April 1, 2019, he was elected as Sunnova Energy International Inc.’s President and Chief Executive Officer and a member of our Board. With more than two decades of experience in the electric power industry, Mr. Berger is an energy entrepreneur who has always supported free market competition, consumer choice and the advancement of energy technology to power energy independence. Before Sunnova, Mr. Berger served as Founder and Chief Executive Officer at SunCap Financial, a residential solar service provider. He also founded Standard Renewable Energy, a provider and installer of renewable energy and energy-efficient products and services. Mr. Berger received his Master of Business Administration from Harvard Business School and graduated cum laude from Texas A&M University with a Bachelor of Science degree in civil engineering.

Robert L. Lane joined Sunnova Energy Corporation in May 2019 as Executive Vice President, Chief Financial Officer and was elected as one of Sunnova Energy International Inc.'s executive officers on July 10, 2019. Prior to joining Sunnova, Mr. Lane served as Vice President and Chief Financial Officer of Spark Energy, Inc., a publicly traded retail energy services company, from June 2016 to April 2019. Mr. Lane previously served as the Chief Financial Officer of Emerge Energy Services GP, LLC, the general partner of Emerge Energy Services LP, from November 2012 to June 2015. Prior to joining Emerge, Mr. Lane was an investment banker and equity research analyst covering the energy industry. Mr. Lane is a Certified Public Accountant and a Chartered Financial Analyst. Mr. Lane received his Master of Business Administration from the University of Pennsylvania’s Wharton School and his Bachelor of Arts degree from Princeton University. He also received a Certificate in the Accountancy Program from the B.T. Bauer School of Business at the University of Houston.

Michael Grasso has served as Sunnova's Executive Vice President, Chief Revenue Officer since February 2023, prior to which he served as Sunnova's Executive Vice President, Chief Marketing and Growth Officer from May 2021 to February 2023, as Executive Vice President and Chief Marketing Officer from April 2018 until May 2021, and as Senior Vice President and Chief Marketing Officer from January 2018 to April 2018. Mr. Grasso previously served as Chief Marketing Officer of Sunrun Inc., a publicly traded provider of residential solar electricity, from 2014 to 2017 and as Chief Marketing Officer of TXU Energy Retail Company LLC, a provider of residential, commercial, and industrial electricity, from 2009 to 2014. Mr. Grasso held various executive and brand management roles at the United Services Automobile Association from 2007 to 2008 and at AT&T Inc. from 1992 to 2007. Mr. Grasso brings to Sunnova more than two decades of marketing experience with companies in the energy, financial services, internet, video and telecommunications industries. Mr. Grasso received his Master of Science degree in Telecommunications Management from Washington University and his Bachelor of Arts degree in Computer Science and Applied Statistics from St. Mary’s University.

Kris Hillstrand served as Sunnova's Senior Vice President, Projects from February 2024 to March 2024, prior to which he served as Sunnova's Executive Vice President, Direct from December 2023 until February 2024 and Sunnova's Executive Vice President, International and Direct from February 2023 until December 2023. He served as Sunnova’s Executive Vice President, Chief Operating Officer from December 2021 to February 2023, prior to which he served as Executive Vice President, Co-Chief Operating Officer from May 2021 to December 2021. Mr. Hillstrand served as Executive Vice President of Technology and Service Operations from April 2018 to May 2021, and as Senior Vice President, Information Technology and Customer Operations from December 2015 to April 2018. Mr. Hillstrand previously served in various partner and officer roles at professional service and technology firms, including Accenture plc, Deloitte LLP, Science Applications International Corporation and HCL Technologies Limited, as Senior Vice President-Operations of TXU Energy Retail Company LLC, a provider of residential, commercial and industrial electricity, from 2006 to 2009, and as Chief Information Officer of TXU from 2005 to 2009. Mr. Hillstrand brings to Sunnova over 28 years of experience leading firms in technology, power generation and energy services. Mr. Hillstrand received both Masters of Business Administration degrees in Finance and graduated cum laude with a Bachelor of Science degree in Engineering from the University of Connecticut.

Kelsey Hultberg has served as Sunnova's Executive Vice President, Corporate Communications since April 2022 and Executive Vice President, Chief of Staff from May 2021, prior to which she served as Vice President, Chief of Staff from March 2021, Chief of Staff from February 2019 to March 2021 and Director of Executive Communications and Strategy from July 2018 to February 2019. Mrs. Hultberg serves as the Chair of Sunnova's Environmental, Social and Governance committee and is a founding committee member of Sunnova's Women Leadership Network and Diversity, Equity and Inclusion Committee. She previously worked for The Black Sheep Agency, a cause-based marketing and branding agency from July 2015 to July 2017 and has served in various public relations and communications roles in the public, private, and higher education sectors. Mrs. Hultberg serves on the board of directors for the Renewable Energy Alliance - Houston, the Rice Alliance Clean Energy Accelerator, and Combined Arms, a veteran transition non-profit. Mrs. Hultberg received her Master of Arts Liberal Studies degree from Dartmouth College and her Bachelor of Arts degree in Political Science from the University of Vermont.

Jackson Lynch has served as Sunnova’s Executive Vice President and Chief Human Resources Officer (CHRO) since May 2023. Mr. Lynch brings to Sunnova 28 years of experience in various HR leadership roles, across multiple iconic brands, in both public and private companies. He is also an active member of the CNBC Workforce Effectiveness Council. Prior to joining Sunnova, Mr. Lynch served as Senior Vice President and CHRO of Rent.com from September 2017 to December 2021, Vice President and CHRO of Blueline Rental from March 2015 to March 2016, and Senior Vice President and CHRO of Clearwater Paper Corporation from April 2013 to December 2015. Mr. Lynch has also served in HR senior roles at Nestlé and PepsiCo. Since 2016, he has also founded and led his own consulting firm, 90Consulting, where he advised boards of directors and senior management on issues related to executive compensation, organizational redesign, HR turnarounds, and M&A integration. Mr. Lynch received his Master of Business Administration from the University of Notre Dame and a Bachelor of Arts degree in Accounting from Western Washington University.

Paul Mathews has served as Sunnova's Executive Vice President, Chief Operating Officer since February 2024, prior to which he served as Executive Vice President, Service - Americas and Supply Chain from February 2023 until February 2024, and Executive Vice President, Service - Americas since he joined Sunnova in January 2023. Mr. Mathews has previously served in multiple leadership positions at United Parcel Service, Inc. from 2005 to 2022, including as President of Engineering from 2020 to 2022, Americas Region Vice President of Engineering from 2019 to 2020, and as Asia Pacific Director of Engineering from 2015 to 2019. Mr. Mathews brings almost two decades of operational and logistics engineering and service experience to Sunnova. Mr. Mathews received his Master of Business Administration from the University of North Carolina Kenan-Flagler Business School and graduated with a Bachelor of Arts degree from the University of Pittsburgh.

Meghan Nutting has served as Sunnova’s Executive Vice President, Government and Regulatory Affairs since May 2021, prior to which she served as Executive Vice President, Policy and Communications from April 2018 to May 2021, and as Vice President, Policy and Government Affairs from May 2015 to April 2018. Since 2014, Ms. Nutting has also served as the Founder and President of Altitude Strategies Consulting, a consulting agency for both for-profit companies and non-profit organizations on energy-related policy issues. Ms. Nutting previously served as the Director of Policy and Electric Markets at SolarCity Corporation, a publicly traded provider of solar energy services, from 2009 to 2014. Ms. Nutting has also served in various legislative, policy and management positions in both the public and private sectors. Ms. Nutting received her Master of Public Affairs degree from Princeton University and her Bachelor of Arts degree in Biology from Cornell University.

David Searle has served as Sunnova's Executive Vice President, General Counsel and Chief Compliance Officer since February 2024, prior to which he served as Executive Vice President, General Counsel from February 2023 until February 2024 Previously, between February 2021 and December 2022, Mr. Searle held leadership roles at Tesla, Inc., including as Acting Head of Legal and Corporate Secretary and as Deputy General Counsel & Senior Director, Compliance. Mr. Searle served as Vice President, Chief Ethics and Compliance Officer - International at Walmart, Inc. from May 2019 to February 2021, and as Chief Compliance Officer & Associate General Counsel of Bristow Group Inc. from December 2014 to May 2019. Mr. Searle brings nearly 20 years of legal experience to Sunnova, having served as the general counsel or in other executive legal roles in both public and private companies, and as a federal prosecutor in the Department of Justice. Mr. Searle received his Juris Doctor from Duke University School of Law and graduated with a Bachelor of Arts degree from Stanford University.

COMPENSATION DISCUSSION AND ANALYSIS

Our evolving executive compensation practices support Sunnova’s pay-for-performance culture. We are dedicated to creating lasting value for stockholders by holding the Company's performance to higher standards and linking executive compensation to our performance goals.

This Compensation Discussion & Analysis (“CD&A”) provides an overview of our executive compensation program, describes the Compensation and Human Capital Committee’s process for making pay decisions, and shares our rationale for specific decisions related to the fiscal year ended December 31, 2023. In this Proxy Statement, the term “named executive officers” or “NEOs” means the following individuals:

2023 NAMED EXECUTIVE OFFICERS

Named Executive Officer	Title
William J. Berger	Chairman, President and Chief Executive Officer
Robert L. Lane	Executive Vice President, Chief Financial Officer
Michael Grasso(1)	Executive Vice President, Chief Revenue Officer
Paul Mathews(2)	Executive Vice President, Chief Operating Officer
David Searle(3)	Executive Vice President, General Counsel and Chief Compliance Officer
(1) Mr. Grasso was promoted to Executive Vice President, Chief Revenue Officer in February 2023.
(2) Mr. Mathews was hired on January 31, 2023, and received a promotion to Executive Vice President, Chief Operating Officer from his former position as Executive Vice President, Services - Americas and Supply Chain on February 20, 2024.
(3) Mr. Searle was hired on February 21, 2023, and received a title change to Executive Vice President, General Counsel and Chief Compliance Officer from his former title as Executive Vice President, General Counsel on February 20, 2024 to more accurately describe his duties with respect to overseeing the Company’s compliance function.

EXECUTIVE SUMMARY
For much of 2023, Sunnova navigated a prolonged period of challenging headwinds, including difficult macroeconomic conditions, elevated interest rates, and a higher cost of capital. Despite this, Sunnova demonstrated strong performance across its operations. We expanded our customer base to over 419,000 and hit our 2023 targets for Adjusted EBITDA, interest income, and principal proceeds. Additionally, we increased our single customer economics and unveiled our Global Command Center to enhance customer service, solidifying our position as a leading adaptive energy services company. Our executive team’s swift action amidst this challenging environment resulted in strong performance and above target annual bonus payouts. Our commitment to building a sustainable and profitable platform continues to position Sunnova for long-term success as a leader in this space.

2023 BUSINESS PERFORMANCE

Our executive team is focused on liquidity, profitability, and cash generation. In fiscal 2023, we addressed these focal points by enhancing customer growth and satisfaction, managing working capital requirements, and increasing single customer economics. In particular, we had the following notable achievements:
•Deployed approximately 143,000 customers, bringing total customer count to 419,200 as of December 31,2023;
•Expanded our Global Command Center, a significant milestone in our commitment to delivering an unparalleled customer service experience;
•Employed 2,047 full-time employees; and
•Closed several financing transactions, including
◦$3,000 million in the form of a Department of Energy Loan Guarantee

◦$1,097 million in securitizations
◦$957 million in tax equity
◦$400 million in the form of a high yield bond
◦$87 million in the form of an equity issuance

2022 SAY ON PAY RESULTS AND RESPONSE TO STOCKHOLDER FEEDBACK

We prioritize aligning our executive compensation program with our long-term strategy and stockholders’ expectations. To facilitate this, we maintain open communication with the investor community and routinely engage with our stockholders to discuss business matters and listen to feedback on various topics, such as our performance. At our most recent Annual Meeting, we secured 72% of votes in favor of our executive compensation program. Recently, we've discussed the effects of economic pressure on our business, realignment initiatives, executive compensation program design, corporate governance best practices, sustainability, and corporate social responsibility.

WHAT WE HEARD AND WHAT WE DID

Frequent dialogue with our stockholders provides us with valuable and comprehensive insights into the strengths of our program as well as areas where stockholders expect us to continue strengthening alignment with their interests. Overall, stockholders were supportive of our approach to executive compensation, but were looking for clearer and enhanced disclosure around the details of our decision-making process and plan designs. In response, we have taken multiple steps to be more transparent in our disclosures, which are summarized below.

What We Heard	What We Did
Stockholders would like a clear description of our executive compensation principles.	Created a new section in our CD&A entitled “What Guides Our Program,” which describes in detail our pay philosophy and objectives.
Stockholders would like enhanced, but clear disclosure on the mechanics of our executive compensation program and the supporting rationale for decisions.
Provided a more robust narrative in our CD&A describing how our executive compensation program works and the Compensation and Human Capital Committee’s decision-making process. We also increased the use of visuals, including charts and tables, to better demonstrate pay structure and rationale.

Stockholders appreciate our engagement efforts, but would like an ongoing, open line of communication to provide executive compensation feedback on a regular basis.
Collaborated with investor relations team to set up communication and discussion of executive compensation matters with stockholders and investors.

Offered meetings to our largest stockholders with representatives from the Compensation and Human Capital Committee and senior management, and are establishing a regular cadence of discussions to ensure we take a continuous pulse on investor concerns specific to executive compensation.

COMPENSATION PROGRAM BEST PRACTICES

We believe the following practices and policies promote sound compensation governance, are in the best interests of our stockholders and executives, and reinforce the Company’s culture and values:

What We Do		What We Don't Do
✔ Emphasize at-risk pay	X	Allow our executives or directors to hedge, sell short or hold derivative instruments
✔ Link rigorous performance metrics directly to the Company’s overall long-term strategy	X	Pledging of equity securities
✔ Maintain stock ownership requirements for our officers and directors	X	Maintain change-of-control tax gross-ups in our change of control agreements
✔ Perform an annual risk assessment of our executive compensation practices	X	Provide for liberal share counting in our long-term incentive plan
✔ Maintain a formal clawback policy consistent with NYSE requirements	X	Allow repricing of underwater stock options without stockholder approval
✔ Retain an independent compensation consultant reporting solely to the Compensation and Human Capital Committee	X	Provide employment agreements to our NEOs
✔ Benchmark NEO pay against a compensation peer group including both proxy and survey data
✔ Annual Say on Pay vote

WHAT GUIDES OUR PROGRAM

EXECUTIVE COMPENSATION PHILOSOPHY AND KEY OBJECTIVES

Our Compensation and Human Capital Committee believes the quality and competency of our employees is a key factor that will drive superior performance compared to the industry. We set ambitious goals and expect high performance from our team. We design the structure of the executive compensation program to support this culture, encourage a high degree of collaboration, and reward individuals for achieving challenging financial and strategic objectives that we believe lead to the creation of sustained, long-term stockholder value. As such, the executive compensation program is designed to:

•ensure that the compensation program supports the achievement of our short-term and long-term strategic plans by retaining and attracting executive officers critical to our long-term success;
•offer incentives to motivate performance with respect to individual and company-wide goals and metrics and
•focus the commitment of our executive officers on the long-term interests of our stockholders through equity awards.

Based on the data and analysis provided by our compensation consultant, Pearl Meyer, our Compensation and Human Capital Committee concluded that overall base salaries, target annual incentives, and the value of long-term incentives were competitive within our compensation peer group.

EXECUTIVE COMPENSATION ELEMENTS AT A GLANCE

Our compensation package consists of base salary, annual incentives, and long-term equity incentives. Our Compensation and Human Capital Committee retains the flexibility to periodically adjust the composition, structure, allocation, and associated criteria of the compensation program as needed.

Element	Purpose	Link to Performance

Base Salary	Our compensation strategy provides market-competitive base salaries for executive officers, reflecting their roles, responsibilities, and performance.	Base salary is determined by job scope, responsibility level, individual performance, experience, and market benchmarks. This holistic approach ensures pay equity and competitiveness.
Annual Incentive Program
Our annual incentive program motivates and recognizes executive officers for their contributions to our success, measured against key financial and operational metrics. This ensures their efforts are aligned with the Company's objectives and achievements.

Annual incentives are tied to achieving specific, quantifiable financial and operational performance goals that reflect our business model (80%), alongside individual performance ratings (20%) for each NEO.

This balanced approach ensures that our leadership is directly incentivized to drive company success while also being recognized for their personal contributions.

Long-Term Equity Incentive Program	Our long-term equity framework ensures executive awards align with stockholder interests and our long-term strategy, focusing on retaining key leadership and promoting the Company's sustained success.
Our performance-oriented equity incentive structure for executive officers includes a mix of performance and time-based equity awards.

The CEO receives 100% stock options, with 2/3rds requiring a premium share price for value realization and 1/3rd as standard options.

The NEOs receive a blend of 25% premium-priced options, 25% standard options, and 50% restricted stock units (RSUs), ensuring alignment with our long-term objectives and stockholder interests.

Executive officers’ long-term equity generally vests or following a three-year period.

THE DECISION-MAKING PROCESS

THE ROLE OF OUR COMPENSATION AND HUMAN CAPITAL COMMITTEE

Our executive compensation program is administered by our Compensation and Human Capital Committee. All of the members of our Compensation and Human Capital Committee are independent as required by the NYSE and are "non-employee directors" as defined by Rule 16b-3 under the Exchange Act. Our Compensation and Human Capital Committee’s responsibilities include, among other things, the following:

•determining and approving (i) compensation of executive officers, including our named executive officers (other than the President and Chief Executive Officer - see description below), and (ii) both long-term and short-term incentive compensation and equity-based plans for all of our employees with respect to the total amount of such compensation but not the specific allocations to employees below the executive level;

•recommending non-employee director compensation;
•reviewing and approving Company goals and objectives relevant to our President and Chief Executive Officer’s compensation, evaluating our President and Chief Executive Officer's performance in light of those goals and objectives, and making recommendations to the independent directors regarding our President and Chief Executive Officer's compensation level based on this evaluation;
•reviewing and discussing with management the Company’s compensation policies and practices in order to produce our Compensation and Human Capital Committee report included in this proxy statement;
•reviewing the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking;
•providing oversight of human capital matters including recruitment and retention, workplace health and safety, diversity and inclusion, culture and employee engagement, pay equity, and general approach to broad-based compensation, benefits, and employee growth and development practices; and
•performing such general oversight and investigation functions related to Company compensation inherent to the responsibilities designated in our Compensation and Human Capital Committee’s charter or set forth in resolutions of our Board.

Details of the Compensation and Human Capital Committee’s authority and responsibilities are specified in its charter, which may be accessed at our website, www.sunnova.com, by selecting ‘‘Investors,’’ and then ‘‘Governance” then “Governance Documents.”

THE ROLE OF OUR INDEPENDENT COMPENSATION CONSULTANT

Our Compensation and Human Capital Committee has the authority to retain compensation consultants, outside counsel and other advisors as it deems appropriate, in its sole discretion. For the fiscal year ended December 31, 2023, our Compensation and Human Capital Committee engaged Pearl Meyer as its professional consultant to provide information and advice with respect to competitive practices relevant to our compensation programs and policies. The primary role of the compensation consultant is to:

•provide our Compensation and Human Capital Committee with compensation market data to assess competitive pay levels;
•assist the Compensation and Human Capital Committee with developing and maintaining a peer group;
•provide guidance covering annual and long-term incentive plan practices;
•advise on proxy advisory firm policies and how they impact Say on Pay;
•provide periodic updates covering compensation trends in our industry;
•discuss pay practices that may elevate executive compensation program risk; and
•advise on equal usage in comparison to pay practices and proxy advisory firm policies.

Our Compensation and Human Capital Committee believes it is important and beneficial to have an independent third-party advisor who provides analysis and has extensive experience in providing executive compensation advice. Pearl Meyer reports directly to and takes direction from the Chair of our Compensation and Human Capital Committee. In accordance with the Corporate Governance Standards of the NYSE, our Compensation and Human Capital Committee has determined that our compensation consultant is independent from management and that the advice provided by our compensation consultant with regard to executive compensation is free from any relationships that could impair the professional advice or compromise the integrity of the information and data provided to our Compensation and Human Capital Committee. Management does not direct or oversee the retention or activities of our compensation consultant with respect to our executive compensation program.

EXECUTIVE COMPENSATION PEER GROUP

Our Compensation and Human Capital Committee evaluates competitive data, surveys, and proxy information to select the compensation peer group. The compensation peer group is reviewed periodically to assess the Company's growth, evolving business model, and other relevant factors. The compensation peer group referred to when making compensation decisions for fiscal year 2023, (the “2023 Compensation Peer Group”) was composed of the following ten companies:

•Alarm.com Holdings, Inc.;
•BlackLine, Inc.;
•Bloom Energy Corporation;
•Clearway Energy, Inc.;
•FuelCell Energy, Inc.;
•Green Dot Corporation;
•Hannon Armstrong Sustainable Infrastructure Capital, Inc.;
•Plug Power Inc.;
•SunPower Corporation; and
•Sunrun Inc.

During fiscal year 2023, the compensation peer group was reviewed and evaluated by the Compensation and Human Capital Committee with the input of Pearl Meyer. Based on Pearl Meyer’s review, the following changes were approved were approved with respect to the compensation peer group for purposes of determining compensation for fiscal year 2024 (the “2024 Compensation Peer Group”): addition of Ameresco, Inc., Altus Power, Inc., Enphase Energy, Inc., Fluence Energy, Inc., Generac Holdings, Inc., Ormat Technologies, Inc., and the removal of Wildan Group.

In recent years, our peer group has experienced significant transformation, primarily driven by rapid expansion within the industry. Our positioning within this peer group’s three-year revenue growth reflects this evolution. We assess peers for similar industry or business model, talent competitors, positive revenue growth, and companies that may also identify Sunnova as a peer.

The 2024 Compensation Peer Group is composed of the following thirteen companies. The table below sets forth the financial information of each compensation peer group company as of December 29, 2023:

Company Name	Revenue (in millions)	Revenue (3-year CAGR)	Market Capitalization (in millions)	Total Enterprise Value (in millions)
Ameresco, Inc.	$1,265	+7%	$1,654	$3,600
Altus Power, Inc.	$148	+48%	$1,086	$2,183
Array Technologies, Inc.	$1,637	+23%	$2,540	$3,430
ChargePoint Holdings	$544	+55%	$978	$917
Clearway Energy	$1,333	+4%	$3,145	$12,807
Enphase Energy, Inc.*	$2,291	+18%	$17,988	$17,521
Fluence Energy, Inc.	$2,271	+49%	$2,845	$2,707
Generac Holdings, Inc.*	$4,023	+2%	$7,939	$9,431
Hannon Armstrong, Inc.	$137	+15%	$3,066	$3,066
Ormat Technologies, Inc.	$794	+4%	$4,574	$6,652
Stem, Inc.*	$450	+131%	$605	$1,086
SunPower Corporation*	$1,685	+14%	$847	$1,108
Sunrun, Inc.*	$2,352	+37%	$4,277	$15,673

Sunnova Energy International	$936	+79%	$1,867	$9,236
Percentile Rank	36th	94th	35th	74th
*Peer companies shared by our direct competitors.

PAY MIX

The charts below show the compensation pay mix of Mr. Berger and our other NEOs for fiscal 2023. These charts illustrate that a majority of executive compensation is at-risk 88% for Mr. Berger and an average of 82% for our other NEOs, which is consistent with our market analysis.

CEO At-Risk and Performance-Based Compensation
NEO At-Risk and Performance-Based Compensation

2023 EXECUTIVE COMPENSATION PROGRAM

BASE SALARY

In fiscal 2023, the Compensation and Human Capital Committee assessed multiple factors, including job roles, internal salary parity, individual achievements, and market insights to guide compensation adjustments. One of our goals is to align with market standards through annual benchmarking. However, we may further adjust executive officer compensation based on their performance. In fiscal 2023, Messrs. Berger and Grasso received base salary increases to recognize performance and better align pay with the market. We raised Mr. Berger's base salary by 18.2% as part of our ongoing strategy to enhance his competitive pay, aiming to bring it closer to market median while emphasizing variable pay.

NEO	Fiscal 2022 Base Salary ($)	Fiscal 2023 Base Salary ($)	% Change
William J. Berger	$550,000	$650,000	+18.2%
Robert L. Lane	$400,000	$400,000	—%
Michael Grasso	$350,000	$375,000	+7.1%
Paul Mathews(1)	—	$375,000	N/A
David Searle(2)	—	$375,000	N/A
(1) Mr. Mathews was hired on January 31, 2023.
(2) Mr. Searle was hired on February 21, 2023.

ANNUAL INCENTIVE PROGRAM

Annual incentive compensation is intended to create a strong link between financial, operational and individual achievements that drive our business strategy and stockholder value. Annual incentive targets are expressed as a percentage of base salary and based on market data, internal equity, and size and scope of job responsibilities. Actual awards may range from zero to 200% of target, depending on Company and individual performance.

Targeted annual incentive opportunities are subject to review based on market movement as well as to pro-rata adjustment due to promotions or other relevant changes in job responsibilities. Annual incentive awards are designed to be formulaic and directly linked to the achievement of Company-wide metrics and individual objectives approved by our Compensation and Human Capital Committee. The final determinations of the annual incentive awards are based upon the extent to which results for the fiscal year met, failed to meet, or exceeded our established goals and metrics.

NEO	Base Salary ($)	Target Bonus (% of Base Salary)	Target Bonus ($)
William J. Berger	$650,000	150%	$975,000
Robert L. Lane	$400,000	75%	$300,000
Michael Grasso	$375,000	75%	$281,250
Paul Mathews	$375,000	75%	$281,250
David Searle	$375,000	75%	$281,250

Why We Chose Our Metrics

The Compensation and Human Capital Committee believes that the metrics in our annual incentives strike an optimal balance between financial and strategic objectives. They serve as motivators for our executive officers, aligning closely with the overarching growth strategy of the Company while driving stockholder value.

Metrics	Definition
Adjusted EBITDA, plus P&I
We define Adjusted EBITDA as net income (loss) plus net interest expense, depreciation and amortization expense, income tax expense, financing deal costs, natural disaster losses and related charges, net, losses on extinguishment of long-term debt, realized and unrealized gains and losses on fair value instruments, amortization of payments to dealers for exclusivity and other bonus arrangements, legal settlements.

Recurring Operating Cash Flows
We define Recurring Operating Cash Flow as Adjusted Operating Cash Flow less principal payments on our securitizations and corporate capital expenditures, plus sales-related and sales-allocated cash operating expenses and interest expense from our credit warehouses.

Net Contracted Customer Value (PV4)
We define Net Contracted Customer Value as estimated gross contracted customer value (as defined below), less debt, plus cash and restricted cash, construction in progress, inventory, prepaid inventory and inventory receivable.

Cumulative Customer Count as of 12/31/23	We define cumulative customer count as the number of customers of our business.
Service per Customer
We define service per customer as a transaction that Sunnova, or Sunnova's designee, performs in exchange for a fee from the customer and is counted for the duration of the customer relationship so long as that service is still in effect.

Company Financial and Operational Metrics and Performance Results

The Compensation and Human Capital Committee approved financial and operational metrics that are directly linked to the Company’s business strategy. Each metric is associated with a threshold, a target and a stretch level of achievement. In the event a metric does not meet the threshold performance level, none of the award is earned for that metric. Similarly, achieving the stretch performance level earns the maximum percentage.

If a metric was achieved at a level between defined achievement levels, our Compensation and Human Capital Committee performs a linear interpolation to determine the award earned for that metric. The following table shows the financial performance necessary to achieve threshold (50% payout), target (100% payout), and stretch (200% payout) award amounts, along with actual results for 2023:

Metrics	Weighting	Performance Range
		Threshold ($MM)	Target ($MM)	Maximum ($MM)	Actual ($MM)	Total Payout Percentage
Adjusted EBITDA, plus P&I	25%	$450M	$530M	$610M	$548.7M	31%
Recurring Operating Cash Flows	15%	$75M	$100M	$125M	$114.4M	23%
Net Contracted Customer Value (PV4)	20%	$3.6b	$4.3b	$4.9b	$4.03b	16%
Cumulative Customer Count as of 12/31/23	10%	386k	400k	460k	419.0k	13%
Service per Customer(1)	10%	6.77	7.20	7.63	7.32	13%
Total Corporate Metric Payout						96%
Individual Performance (1-5)	20%	2	3	5	—	—
(1)The definition of service per customer is the same in our earnings materials and the Annual Incentive Program (“AIP”), except that the AIP metric used a more granular calculation of “services” to incentivize management to further cross sell and upsell our offerings whereas the metric in our earnings material remained consistent to allow a consistent year-over-year comparison for the Triple-Double-Triple Plan.

Individual Performance

The Compensation and Human Capital Committee determined the individual performance portion of the annual incentive award based on Mr. Berger's assessment of the other NEO’s performance against established goals and other relevant factors. These factors include overall corporate results, financing transactions, customer and dealer increase, product and territory expansion, customer satisfaction, field service backlog reduction, and related aspects for both individual and Company performance in fiscal 2023. The NEOs received a ranking from 1 to 5, with a corresponding individual performance payout multiple range of 0%-40%. A ranking of 1 results in no award.

Determination of Fiscal 2023 NEO Annual Incentive Compensation

			Achievement
NEO	Base Salary ($)	Target Bonus (% of Base Salary	Corporate Performance	Individual Performance	Actual Payout (% of Target)	Actual Payout ($)
William J. Berger	$650,000	150%	96%	30%	126%	$1,224,113
Robert L. Lane	$400,000	75%	96%	20%	116%	$346,650
Michael Grasso	$375,000	75%	96%	40%	136%	$381,234
Paul Mathews(1)	$375,000	75%	96%	40%	136%	$350,736
David Searle(1)	$375,000	75%	96%	40%	136%	$327,862
(1) Messrs. Mathews and Searles' base salary were prorated based on the number of days employed.

In order to preserve cash and manage liquidity, our Compensation and Human Capital Committee split the payment of the award 60% in cash and 40% in Company common stock.

LONG-TERM INCENTIVE PROGRAM

In fiscal 2023, we emphasized alignment of executive compensation with financial performance, particularly through equity awards. Our CEO, Mr. Berger, exclusively receives performance-based stock options, underlining our belief in their direct link to performance and stockholder value. For other NEOs, excluding Mr. Berger, the incentive mix includes stock options and RSUs. This combination supports performance, motivation, and long-term commitment, aligning executive actions with stockholder interests while enhancing retention. The long-term incentive awards granted in 2023 fully vest on the third anniversary of the date of grant, subject to continued employment through the vesting date.

Our equity mix reflects our commitment to performance-based compensation at levels as robust as our peer group companies. The specific award mix is as follows:

(1) The exercise price of the 10% premium stock options is 110% of the closing stock price on the date of the grant.
(2) The exercise price of the 20% premium stock options is 120% of the closing stock price on the date of the grant.

Equity Vehicle	Why We Use It
Standard Stock Options
Stock options are intended to align the interests of award recipients with those of stockholders since options deliver value only if the Company’s stock price appreciates after they are granted. The exercise price of the standard stock options is the closing stock price on the date of grant. We view stock options as performance-driven and directly tied to creating long-term stockholder value. These stock options provide executives with an opportunity to buy shares at a set price, encouraging efforts to boost Company performance and share price. Since the value derived directly reflects the Company's stock performance, executives are focused on executing strategies that lead to ongoing, sustainable growth and long-term value creation.

Premium Stock Options
Premium stock options further align the interests with those of stockholders because the exercise price for premium options is set to an amount higher than the closing stock price on the date of the grant. This design means that there must be meaningful value creation for Sunnova stockholders for the NEOs to realize any value from this portion of their awards.

Restricted Stock Units
RSUs support the Company’s leadership retention strategy and keep our NEOs focused on creating long-term stockholder value since the value of an RSU can increase or decrease – just like a share of stock – based on the Company’s performance.

The number of options awarded are determined using an independent Black-Scholes valuation on the date of grant.

Target Long-Term Incentive Values

We determine the value of our long-term incentives by clearly defining our Company objectives, expectations for our executives, and performing market benchmarking to determine the appropriate award structure. Mr. Berger was not eligible for consideration of an annual long-term incentive award from 2019-2021 due to an IPO award received in 2019. Since Mr. Berger became eligible for annual long-term incentive awards in 2022, our Compensation and Human Capital Committee annually assesses both market data and performance to determine the appropriate value of his annual equity.

The Compensation and Human Capital Committee approved target long-term incentive awards for fiscal year 2023 to our NEOs as follows:

NEO	Target Long-Term Equity Incentive Award ($) (2)

William J. Berger	$4,000,000
Robert L. Lane	$1,600,000
Michael Grasso (1)	$2,400,000
Paul Mathews	$1,125,000
David Searle	$1,125,000
(1) The value of Mr. Grasso’s target equity award includes the grant received for his promotion with a target value of $1,275,000 on September 15, 2023. This award was granted in recognition of his newly expanded responsibilities in his role as Executive Vice President, Chief Revenue Officer and to align his equity compensation with the market.
(2) Awards granted in 2023 fully vest on the third anniversary of the date of grant. The number of options awarded was determined using an independent Black-Scholes valuation on the date of grant.

Target and Realizable Equity

Realizable equity is intended to offer a transparent reflection of the actual value of equity awards as of a specified date, which fluctuates in tandem with market dynamics. In determining annual equity grants for our executives each February, the Committee underscores the importance of considering not only the grant date values shown in our Summary Compensation Table but also the impact of year-end values on these awards over time.

We view stock options as a robust long-term performance metric. Fluctuations in our stock price may lead to realizable values of stock-based awards deviating from the targets set at the time of grant, as illustrated in the accompanying charts below.

The charts below illustrate Mr. Berger and other NEOs’ total targeted equity at grant compared with the value of their total equity as of December 31, 2023. The value as of December 31, 2023 is well below targeted value as a result of more recent stock price changes.

                                 (1) Excludes Messrs. Mathews and Searle due to their employment commencement dates in January and February 2023.

The value of Mr. Berger’s 2019 IPO award was $10,000,000. We do not view Mr. Berger’s IPO award as a part of his annual targeted equity, which is why it is excluded from the above charts. Due to this award, Mr. Berger was only eligible for long-term annual equity awards beginning in 2022.

OTHER POLICIES, PRACTICES AND GUIDELINES

STOCK OWNERSHIP POLICY

In furtherance of the Board of Director’s goal of promoting sound corporate governance practices, our Stock Ownership Policy assists in aligning the financial interests of the directors and senior employees with our stockholders. We believe that it is important that directors and senior employees maintain a certain level of ownership of shares of our common stock, and this policy is designed to help achieve this objective and further highlight and promote our commitment to sound corporate governance. For purposes of determining stock ownership, equity award grants are considered owned for purposes of this policy, executive officers and directors subject to this policy are required to achieve a minimum ownership requirement by five years from the later of (i) January 1, 2020 or (ii) the date of being elected a director, being named an executive officer or otherwise being designated as a covered employee, or the date of the promotion that causes a covered employee to be subject to a greater ownership requirement. Upon achieving his or her respective minimum ownership requirement, each director or covered employee must continue to maintain the minimum ownership requirement at all times during a given calendar year and for so long as the director or covered employee remains subject to this policy.

Each director and covered employee must maintain the number of qualifying shares of common stock, as defined in the policy, with a fair market price equal to a multiple of the director’s base annual retainer or the covered employee’s annual base salary. The ownership requirements are as follows:

Title	Ownership Requirement
President and Chief Executive Officer	6x annual base salary
Executive Vice Presidents	3x annual base salary
Independent Directors	3x annual base retainer

By the first day of February of each year, covered directors and covered employees will be required to certify to the Compensation and Human Capital Committee their holdings of common stock and level of compliance with their minimum ownership requirement.

The failure by a director or covered employee to meet or to demonstrate sustained progress toward the achievement of the applicable minimum ownership requirement will result in the imposition of a restriction on sales of common stock and may result in a reduction in the value of future long term incentive grants or exclusion from future grants until compliance is achieved.

INCENTIVE COMPENSATION CLAWBACK POLICIES

Effective October 2, 2023, the Compensation and Human Capital Committee adopted the Policy for the Recovery of Erroneously Awarded Compensation to comply with the listing standards adopted by the New York Stock Exchange implementing the SEC’s recently finalized Exchange Act Rule 10D-1 (the “Mandatory Clawback Policy”). The Mandatory Policy provides for the prompt recovery of incentive-based compensation (including both cash and equity compensation) paid to any current or former executive officer if: (1) such incentive compensation was calculated based on financial statements that were required to be restated due to material noncompliance with financial reporting requirements , without regard to any fault or misconduct; (2) such incentive-based compensation was received after October 2, 2023, and during the three completed fiscal years preceding the date that the Company is required to prepare an accounting restatement; and (3) the amount of incentive-based compensation received exceeds the amount of incentive-based compensation that otherwise would have been received had it been determined based on the restated amounts. Incentive-based compensation includes any compensation that is granted, earned or vested based wholly or in part upon the attainment of a financial reporting measure. In addition, effective December 2023 the Compensation and Human Capital Committee amended and restated the Incentive Compensation Clawback Policy, which was originally adopted in July 2020 the “Supplemental Policy”) to make certain clarifying updates. The Supplemental Policy applies to the Company’s executive officers and other employees or consultants designated by the Compensation and Human Capital Committee that receive incentive compensation that provide for incentive clawback provisions, and all incentive compensation awarded or paid commencing March 2020 (“Covered Persons”). The policy provides that the Compensation and Human Capital Committee shall have the right to require the forfeiture of or seek recoupment of certain incentive compensation in the event of misconduct or a significant or material restatement of the Company’s financial statements. Forfeiture or recoupment may be sought from any Covered Person in an amount determined by the Committee where payment of any such incentive compensation was predicated upon the achievement of specified financial results which are revised as a result of such restatement such that such incentive compensation would not have been earned or would have been earned at a lower amount. Any right of recoupment under the Supplemental Policy is in addition to, and not in lieu of, any recoupment under the Mandatory Policy.

PERQUISITES AND BENEFITS

Named executive officers are eligible to participate in the Company’s benefit plans on the same terms as other employees. The Company’s 401(k) Retirement Plan (the “Retirement Plan”) is a safe harbor qualified defined contribution plan which allows employees, including named executive officers, to save for retirement through a tax-advantaged combination of employee and Company contributions. For safe harbor matching contributions, employee contributions are matched by the Company up to 100% of the first 3% of salary contributed by the employee plus 50% of salary contributed between 3% and 5% of salary contributed. Safe harbor matching contributions are 100% vested. Each year the Company may also make a discretionary profit-sharing contribution to the Retirement Plan, which to date the Company has not made.

The Company also provides named executive officers with perquisites and other personal benefits that the Company and our Compensation and Human Capital Committee believe are reasonable and consistent with its overall compensation program. Such perquisites are detailed in All Other Compensation in the Summary Compensation Table.

SEVERANCE AGREEMENTS

We believe that the competitive marketplace for executive level talent and our desire to minimize turnover and retain our executive officers, including our named executive officers, requires us to provide certain severance benefits. We also believe the provision of these benefits serves the interests of our stockholders by encouraging certain valued employees to remain employed with the Company in the event of a change of control. The Company has entered into severance agreements with each named executive officer, including Mr. Berger, in replacement of any prior employment or other severance agreement entered into between the Company and the executive. Each agreement contains requirements for payments relating to termination of employment other than for cause prior to and following a change in control. For more information regarding termination and change in control arrangements, see “Executive Compensation-Potential Payments Upon Termination or Change in Control.”

Our Compensation and Human Capital Committee believes the provision of such change in control benefits is competitive and appropriate in light of our compensation peer group. In reaching such determination, our Compensation and Human Capital Committee considered our compensation consultant’s change in control analysis, surveys, and reviewed the amounts payable by the compensation peer group to similarly situated executives in the event of a termination of employment in connection with a change in control.

Benefits relating to termination of employment in a post change in control employment period payable to Mr. Berger and the other named executive officers were considered as part of their overall compensation packages.

OTHER TERMINATION AND CHANGE IN CONTROL ARRANGEMENTS

Certain equity award agreements under the 2019 Long-Term Incentive Plans contain provisions that provide for accelerated vesting benefits in the event of change in control and in the event of termination by reason of death, disability or retirement. Additionally, On March 15, 2023, our Board of Directors approved the Sunnova Energy International Inc. Retirement Policy for Equity Awards (the “Retirement Policy for Equity Awards). The Retirement Policy for Equity Awards provides certain accelerated vesting benefits to eligible executives whose employment terminates pursuant to a Qualifying Retirement (as defined below), subject to the executive’s execution of a release agreement and continued compliance with both post-retirement availability requirements and covenants contained in the release agreement. A “Qualifying Retirement” is defined as a voluntary termination of employment (when no right to terminate the executive for cause exists) after (i) attaining age 60 and (ii) completing five years of service with the Company immediately preceding the Qualifying Retirement, subject to meeting certain advance notice requirements. As of December 29, 2023, all NEOs were under 60 years of age and therefore none would have been eligible to receive benefits under the Retirement Policy for Equity Awards. For more information regarding termination and change in control arrangements, see “Executive Compensation-Potential Payments Upon Termination or Change in Control.”

ASSESSMENT OF COMPENSATION RISK

Our Audit Committee and Board of Directors employ a risk management process conducted periodically to ensure that potential risks that might arise from any of our executive compensation practices and policies do not result in potential adverse impact on the Company, financially or otherwise. Our industry is experiencing tremendous growth and expansion of our employee population base, causing more extensive reviews and competitive strategies to attract and retain top talent. Consequently, our Compensation and Human Capital Committee conducted a Compensation Risk Assessment in July 2023 to confirm our compensation practices as they relate to five categories: potential award amounts, pay mix, metric selection, award caps, and governance process. The Compensation and Human Capital Committee reviewed the policies and guidelines underlying our executive compensation determinations and concluded that the following factors promote the creation of long-term value and thereby discourage behavior that leads to excessive or unnecessary risk:

•individual cash incentives are made within the boundaries of approved fixed maximum awards as applicable to each named executive officer;
•the corporate metrics under our short-term incentive plan are strategically designed so that any one individual executive cannot manipulate the performance metric outcome and thereby, positively impact their compensation payout;
•the members of our Compensation and Human Capital Committee who approve final bonus recommendations are independent;
•under our long-term incentive plan, we utilize a mix of grant types to reward pay-for-performance, and at the executive level, we have most recently awarded a mix of premium stock options and restricted stock units;
•our long-term incentive plan performance goals are aligned with stockholder interests;
•at the executive level, the Compensation and Human Capital Committee of the Board engages and appoints an independent compensation consultant to review executive compensation on an annual basis;
•we enforce a stock ownership policy and clawback policies to mitigate risk within our executive ranks; and
•we annually review and assess our compensation practices with the appointed compensation consultant.

Based on our review, we have determined our compensation programs and practices are not reasonably likely to encourage excessive and unnecessary risk taking and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on the Company.

TAX CONSIDERATIONS

Section 162(m) of the Code limits the deductibility of compensation paid to each of our named executive officers to $1 million annually for federal income tax purposes subject to transition relief for certain compensation arrangements entered into prior to our IPO. In designing compensation plans and making compensation decisions, our Compensation and Human Capital Committee considers the potential deductibility of the proposed compensation. However, our Compensation and Human Capital Committee may elect to approve compensation that exceeds the limit in order to ensure competitive levels of compensation for our executive officers and if it believes that such compensation is in the best interests of the Company and its stockholders. As a result, certain compensation paid to our named executive officers may not be deductible by the Company for tax purposes. Although the deductibility of compensation is a consideration evaluated by our Compensation and Human Capital Committee, our Compensation and Human Capital Committee believes that the lost deduction on compensation payable in excess of the $1 million limitation is not material relative to the benefit of being able to attract and retain talented management. We have also awarded compensation that might not be fully tax deductible when such grants were nonetheless in the best interest of us and our stockholders. Accordingly, our Compensation and Human Capital Committee will continue to retain the discretion to pay compensation that is subject to the $1 million deductibility limit.

COMPENSATION AND HUMAN CAPITAL COMMITTEE REPORT

Our Compensation and Human Capital Committee has reviewed and discussed with Company management the Compensation Discussion and Analysis included in this proxy statement. Based on that review and discussion, our Compensation and Human Capital Committee has recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation and Human Capital Committee:

•Nora Mead Brownell- Chair
•Rahman D'Argenio
•Michael C. Morgan

April 4, 2024

EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary(1)	Bonus	Stock Awards (2)	Option Awards (3)	Non-Equity Incentive Plan Compensation (4)	All Other Compensation (5)	Total
William J. Berger Chairman, President and Chief Executive Officer	2023	$620,833	$—	$489,645	$4,000,000	$734,468	$20,094	$5,865,040
	2022	$520,833	$—	$368,095	$4,000,000	$449,893	$19,180	$5,358,001
	2021	$450,000	$—	$500,000	$—	$500,000	$15,350	$1,465,350
Robert Lane Executive Vice President, Chief Financial Officer	2023	$400,000	$—	$938,660	$800,000	$207,990	$13,200	$2,359,850
	2022	$392,708	$—	$858,852	$725,000	$163,598	$12,200	$2,152,358
	2021	$363,542	$—	$952,032	$240,625	$230,157	$13,750	$1,800,106
Michael Grasso Executive Vice President, Chief Revenue Officer	2023	$367,708	$—	$1,352,494	$1,200,000	$228,741	$15,350	$3,164,293
	2022	$342,708	$—	$628,934	$500,000	$157,585	$12,200	$1,641,427
	2021	$325,000	$—	$857,595	$223,437	$187,282	$9,784	$1,603,098
Paul Mathews Executive Vice President, Chief Operating Officer	2023	$329,567	$50,000 (6)	$802,794	$562,500	$210,441	$121,030	$2,026,332
	2022	$—	$—	$—	$—	$—	$—	$—
	2021	$—	$—	$—	$—	$—	$—	$—
David Searle Executive Vice President, General Counsel and Chief Compliance Officer	2023	$305,529	$—	$993,645	$562,500	$196,717	$7,500	$2,065,891
	2022	$—	$—	$—	$—	$—	$—	$—
	2021	$—	$—	$—	$—	$—	$—	$—
_____________

(1)Messrs. Berger and Grasso's base salary increases were effective April 1, 2023.

(2)The amounts disclosed in this column include the grant date fair value of the restricted stock unit awards granted to each named executive officer. Under SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The grant date fair value of the awards is calculated using the closing price of our common stock on the date of grant. For additional information, see Note 15 to our consolidated financial statements in our 2023 Form 10-K. The amounts also include the grant date fair value of the restricted stock unit award granted as part of the Short-Term Incentive Plan compensation as follows:

Name	Year	Grant Date Fair Value of Short-Term Incentive Award	Restricted Stock Units
William J. Berger	2023	$489,645	77,844
	2022	$368,095	22,568
	2021	$500,000	21,598
Robert L. Lane	2023	$138,660	22,044
	2022	$133,852	8,206
	2021	$230,157	9,941
Michael Grasso	2023	$152,493	24,243
	2022	$128,934	7,905
	2021	$187,282	8,089
Paul Mathews	2023	$140,294	22,304
	2022	$—	—
	2021	$—	—
David Searle	2023	$131,144	20,849
	2022	$—	—
	2021	$—	—

(3)    The amounts disclosed in this column represent the aggregate grant date fair value of non-qualified stock options granted to each named executive officer. Under SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The grant date fair value of the awards is calculated using the closing price of our common stock on the date of grant. For additional information, see Note 15 to our consolidated financial statements in our 2023 Form 10-K.

(4) The amounts disclosed in this column reflect the formulaic cash bonus awards earned for performance in the designated fiscal year but which are paid in March of the following fiscal year. See “Compensation Discussion and Analysis - 2023 Executive Compensation Program - Annual Incentive Program.

(5)    All other compensation includes the following amounts:

Name	Year	401(k) Match(a)	Dual Living	Travel Reimbursement	Dues	Executive Physical	Relocation(b)	Total
William J. Berger	2023	$13,200	$—	$—	$4,150	$2,744	$—	$20,094
Robert L. Lane	2023	$13,200	$—	$—	$—	$—	$—	$13,200
Michael Grasso	2023	$13,200	$—	$—	$—	$2,150	$—	$15,350
Paul Mathews	2023	$12,372	$—	$—	$—	$2,150	$106,508	$121,030
David Searle	2023	$7,500	$—	$—	$—	$—	$—	$7,500

(a) Amounts reflect matching contributions made for the referenced fiscal year on behalf of each named executive officer to the Company’s 401(k) plan.
(b) Amount reflects payment of Mr. Mathews' relocation expenses. Amount reflects actual cost to the Company and taxes paid by the Company associated with the taxable amount imputed to Mr. Mathews. Tax gross-up reimbursements totaled $31,066.

(6) Mr. Mathews received a $50,000 cash sign-on bonus upon commencement of his employment on January 31, 2023.

GRANTS OF PLAN-BASED AWARDS DURING FISCAL YEAR 2023

The following table presents information regarding grants of equity-based awards made to our named executive officers during 2023.

Name	Grant Date	All Other Stock Awards: Number of Shares(1)	All Other Option Awards: Number of Securities Underlying Options(2)	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock Awards(3)	Grant Date Fair Value of Option Awards (4)
William J. Berger	3/10/2023	22,568	—	$—	$368,084	$—
	3/22/2023	—	153,609	$13.53	$—	$1,333,326
	3/22/2023	—	158,165	$14.88	$—	$1,333,331
	3/22/2023	—	161,812	$16.24	$—	$1,333,331
Robert L. Lane	3/10/2023	8,206	—	$—	$133,840	$—
	3/22/2023	51,736	40,322	$13.53	$699,988	$349,995
	3/22/2023	—	41,518	$14.88	$—	$349,997
Michael Grasso	3/10/2023	7,905	—	$—	$128,931
	3/22/2023	38,802	30,241	$13.53	$524,991	$262,492
	3/22/2023	—	31,138	$14.88	$—	$262,493
	9/15/2023	49,572	37,063	$12.86	$637,496	$318,742
	9/15/2023	—	38,082	$14.15	$—	$318,746
Paul Mathews	1/31/2023	5,133	—	$—	$99,991	$—
	4/21/2023	31,180	—	$—	$562,487	$—
	4/21/2023	—	24,141	$18.04	$—	$281,243
	4/21/2023	—	24,845	$19.84	$—	$281,245
David Searle	2/21/2023	17,709	—	$—	$299,990	$—
	4/21/2023	31,180	24,141	$18.04	$562,487	$281,243
	4/21/2023	—	24,845	$19.84	$—	$281,245

(1)    These restricted stock unit awards were made pursuant to our 2019 Long-Term Incentive Plan. Restricted stock units issued March 10, 2023, were a portion of each NEOs annual incentive plan compensation and vested on issuance. Restricted stock units issued March 22, 2023, were a portion of the Long-Term Incentive Plan award and vest in full on the third anniversary of the date of grant. The number of shares underlying the restricted stock units is determined by dividing the aggregate value by the closing stock price on the date of grant.
(2)    These premium stock options were made pursuant to our 2019 Long-Term Incentive Plan and vest in full on the third anniversary of the date of grant, and the exercise price is 110% of the closing price on the date of grant.
(3)    The amounts disclosed in this column represent the aggregate grant date fair value of the restricted stock unit awards granted to each named executive officer. Under SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The grant date fair value of the awards is calculated using the closing price of our common stock on the date of grant. For additional information, see Note 15 to our consolidated financial statements in our 2023 Form 10-K.
(4)     The amounts disclosed in this column represent the aggregate grant date fair value of the premium stock options granted to each named executive officer. The target grant date fair value was issued in premium stock options, the number of which was determined by using Black-Scholes methodology in accordance with ASC Topic 718.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

			Option Awards				Stock Awards
Name	Grant Date		Number of Securities underlying unexercised options exercisable	Number of securities underlying unexercised options unexercisable	Option exercise price	Option expiration date	Number of shares or units of stock that have not vested(5)	Market value of share or units that have not vested(6)
William J. Berger	4/7/2016		470,521	—	$24.87	4/7/2026
	4/7/2016		1,176,303	—	$12.44	4/7/2026
	4/2/2018		40,720	—	$27.16	4/2/2028
	4/2/2018		143,163	—	$13.58	4/2/2028
	3/22/2022		—	90,273	$25.63	3/22/2032
	3/22/2022		—	93,764	$28.19	3/22/2032
	3/22/2022		—	96,618	$30.76	3/22/2032
	3/24/2023			161,812	$16.24	3/22/2033
	3/24/2023			158,165	$14.88	3/22/2033
	3/24/2023			153,609	$13.53	3/22/2033

	7/29/2019(1)						357,145	$5,446,461
		Total	1,830,707	754,241			357,145	$5,446,461

Robert L. Lane	3/22/2021		6,556	6,557	$40.50	3/22/2031
	3/22/2022		—	24,542	$25.63	3/22/2032
	3/22/2022		—	25,492	$28.19	3/22/2032
	3/22/2023			41,518	$14.88	3/22/2033
	3/22/2023			40,322	$13.53	3/22/2033

	3/22/2021(2)						9,803	$149,496
	3/22/2022(2)						28,287	$431,377
	3/22/2023(3)						51,736	$788,974
		Total	6,556	138,431			89,826	$1,369,847

Michael Grasso	1/29/2018		64,294		$24.87	1/29/2028
	1/29/2018		90,021		$12.44	1/29/2028
	3/22/2021		6,088	6,088	$40.50	3/22/2031
	3/22/2022			16,926	$25.63	3/22/2032
	3/22/2022			17,580	$28.19	3/22/2032
	3/22/2023			31,138	$14.88	3/22/2033
	3/22/2023			30,241	$13.53	3/22/2033
	9/15/2023			38,082	$14.15	3/22/2033
	9/15/2023			37,063	$12.86	3/22/2033

	3/22/2021(2)						9,103	$138,821
	3/22/2022(2)						19,508	$297,497
	3/22/2023(3)						38,802	$591,731
	9/15/2023(3)						49,572	$755,973
		Total	160,403	177,118			116,985	$1,784,022

Paul Mathews	4/21/2023		—	24,141	$18.04	4/21/2033
	4/21/2023		—	24,845	$19.84	4/21/2033

	4/21/2023(3)						31,180	$475,495
	1/31/2023(4)						5,133	$78,278

		Total	—	48,986			36,313	$553,773

David Searle	4/21/2023		—	24,141	$18.04	4/21/2033
	4/21/2023		—	24,845	$19.84	4/21/2033

	4/21/2023(3)						31,180	$475,495
	2/21/2023(4)						17,709	$270,062
		Total	—	48,986			48,889	$745,557

(1)    Vests one-seventh per year over seven years beginning on the first anniversary of the date of grant.
(2)    Vests 0%, 25%, and 75% over three years beginning on the first anniversary of the date of grant.
(3)    Vests 100% on the third anniversary of the date of grant. Mr. Grasso's stock award on September 15, 2023 will vest on the third anniversary from March 22, 2023.
(4)    Vests one-third per year over three years beginning on the first anniversary of the date of grant.
(5)    These restricted stock unit awards were made pursuant to our 2019 Long-Term Incentive Plan. All awards are subject to acceleration of vesting upon the occurrence of certain events related to termination of employment or change of control of the Company.
(6)    With respect to restricted stock units, the amounts set forth in this column include the number of shares subject to such awards multiplied by $15.25, the closing price of our common stock on December 29, 2023.

Option Exercises and Stock Vested During Fiscal Year 2023

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
William J. Berger	—	$—	141,615	$2,503,787
Robert L. Lane	—	$—	41,006	$655,181
Michael Grasso	—	$—	30,718	$488,358
Paul Mathews	—	$—	—	$—
David Searle	—	$—	—	$—

Equity Compensation Plans

The table below provides information relating to our equity compensation plans as of December 31, 2023, all of which have been approved by our stockholders:

Number of shares of common stock to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights (2)	Number of shares of common stock available for future issuance under equity compensation plans (excluding securities reflected in column (1)) (3)
6,402,354	$17.61	3,877,560

(1)This column reflects all shares of common stock subject to outstanding options and RSUs granted under the following plans as of December 31, 2023: the 2013 Stock Option Plan of Sunnova Energy Corporation, the Stock Option Plan of Sunnova Energy Corporation and the 2019 Long-Term Incentive Plan (“LTIP”).
(2)The weighted average exercise price relates solely to outstanding stock options since shares subject to the RSUs have no exercise price.
(3)Includes 3,162,418 and 715,142 shares of common stock available for future issuance under the LTIP and the Sunnova Energy International Inc. Employee Stock Purchase Plan ("ESPP"), respectively, as of December 31, 2023. The number of shares for issuance under the LTIP will be increased on the first day of each fiscal year beginning with the 2020 fiscal year, in an amount equal to the lesser of (i) the Company’s common stock on the last day of the immediately preceding fiscal year or (ii) such number of shares determined by our Board.

Potential Payments upon Termination or Change in Control

A form of Executive Change in Control Severance Agreement (the “Executive Severance Agreement”) was adopted by our Board and entered into by each current executive officer of the Company in July 2019 in replacement of any employment, executive or other change of control agreement in effect at such time.

Under the terms of the Executive Severance Agreements, upon a termination of employment by us without “cause” prior to a “change in control” (as those terms are defined in the applicable Executive Severance Agreement), our executive officers, including the NEOs will be eligible to receive (i) 50% of the NEO’s then-current annual base salary, payable in installments over the six-month period beginning with the date of termination, (ii) a prorated target annual bonus (as defined below), payable in installments over the six-month period beginning with the date of termination and (iii) reimbursement of the excess cost of COBRA continuation medical coverage over the cost of medical coverage for our active employees for six months. These severance payments are contingent upon the NEO’s execution of a waiver and release of claims and compliance with non-competition and non-solicitation obligations for a six-month period beginning on the date of termination of the NEO. Upon a termination of employment by us without cause or by the NEO for good reason within 24 months following a change in control (as defined in the Executive Severance Agreement), our NEOs will be entitled to (i) 2.0 times the NEO’s then current annual base salary plus 1.0 times (or 1.5 times, in the case of Mr. Berger) the NEO’s target annual bonus (as defined below), payable in lump sum 60 days after the date of termination, (ii) a prorated target annual bonus, payable in lump sum 60 days after the date of termination and (iii) continued coverage at no cost under the group health plans in which the NEO and dependents participated in immediately prior to the date of termination for the 18 month period following termination. The target annual bonus is the greater of (1) the NEO’s target annual bonus opportunity, determined by our board of directors for the year in which the NEO’s termination occurs or, if no target annual bonus has been established for the year in which the NEO’s termination occurs, the target annual bonus for the preceding year or (2) the NEO’s target annual bonus for the year in which the change in control of the Company occurs.

Additionally, certain equity award agreements under the 2019 Long-Term Incentive Plans contain provisions that provide for accelerated vesting benefits in the event of change in control and in the event of termination by reason of death, disability or retirement. In the event of a “change in control” (as defined in the applicable equity award agreement), equity awards will become automatically fully vested and immediately exercisable, as applicable. In the event of a termination by reason of death or disability, restricted stock units will automatically become fully vested. With respect to stock options granted before fiscal year 2023, in the event of termination by reason of “retirement” (as defined in the applicable equity award agreement) between the first and second anniversaries of the date of grant, one third of the options (rounded down to the nearest whole share) will vest and become exercisable. Further with respect to stock options granted before fiscal year 2023, in the event of termination by reason of “retirement” (as defined in the applicable equity award agreement) between the second and third anniversaries of the date of grant, two thirds of the Options (rounded down to the nearest whole share) will vest and become exercisable. While equity awards agreements corresponding to equity awards granted during fiscal year 2023 provide for vesting of awards in accordance with the Retirement Policy for Equity Awards in the event of a “Qualifying Retirement” (as defined in the Retirement Policy for Equity Awards), as of December 29, 2023, all NEOs were under 60 years of age and therefore none would have been eligible for accelerated vesting benefits under the Retirement Policy for Equity Awards.

Potential Payments Table

The information below describes and quantifies certain compensation that would become payable under existing plans and arrangements if the executive’s employment had terminated on December 31, 2023, given the executive’s compensation as of such date and, if applicable, based on the closing price of our common stock on December 29, 2023. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different than the estimates presented in the table. Factors that could affect these amounts include the timing of any such event and our stock price.

Executive	Benefit	Change of Control without Termination	Change of Control with Termination w/o Cause or for Good Reason	Termination by Executive	Retirement	Death or Disability(1)	Termination Without Cause prior to Change of Control
William J. Berger	Salary	$—	$1,300,000	$—	$—	$—	$325,000
	Bonus	—	2,437,500	—	—	—	975,000
	Benefit Continuation	—	38,415	—	—	38,415	9,650
	Stock Awards (2)	5,446,461	5,446,461	—	—	5,446,461	—
	Option Awards	322,729	322,729	—	—	322,729	—
	Total	$5,769,190	$9,545,105	$—	$—	$5,807,605	$1,309,650

Robert L. Lane	Salary	$—	$800,000	$—	$—	$—	$200,000
	Bonus	—	600,000	—	—	—	300,000
	Benefit Continuation	—	38,415	—	—	38,415	9,650
	Stock Awards (2)	1,369,847	1,369,847	—	—	1,369,847	—
	Option Awards	84,716	84,716	—	—	84,716	—
	Total	$1,454,563	$2,892,978	$—	$—	$1,492,978	$509,650

Michael Grasso	Salary	$—	$750,000	$—	$—	$—	$187,500
	Bonus	—	562,500	—	—	—	281,250
	Benefit Continuation	—	38,415	—	—	38,415	9,650
	Stock Awards (2)	1,784,021	1,784,021	—	—	1,784,021	—
	Option Awards	194,006	194,006	—	—	194,006	—
	Total	$1,978,027	$3,328,942	$—	$—	$2,016,442	$478,400

Paul Mathews	Salary	$—	$750,000	$—	$—	$—	$187,500
	Bonus	—	562,500	—	—	—	281,250
	Benefit Continuation	—	38,415	—	—	38,415	9,650
	Stock Awards (2)	527,681	527,681	—	—	527,681	—
	Option Awards	—	—	—	—	—	—
	Total	$527,681	$1,878,596	$—	$—	$566,096	$478,400

David Searle	Salary	$—	$750,000	$—	$—	$—	$187,500
	Bonus	—	562,500	—	—	—	281,250
	Benefit Continuation	—	38,415	—	—	38,415	9,650
	Stock Awards (2)	745,557	745,557	—	—	745,557	—
	Option Awards	—	—	—	—	—	—
	Total	$745,557	$2,096,472	$—	$—	$783,972	$478,400

(1)Benefit continuation for death or disability only occurs following a change in control.
(2)Amount determined by the product of $15.25, the closing price of our common stock as of December 29, 2023, and the number of shares that have not vested.

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing information about the relationship of the total annual compensation of William J. Berger, our chief executive officer (“CEO”), to the total annual compensation of our median employee. The Company believes that the ratio of pay included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

As of December 31, 2023, our last completed fiscal year:

•We have estimated that the total annual compensation of our median employee (other than Mr. Berger) was $65,792; and

•The total annual compensation of our CEO, as reported in the Summary Compensation Table, was $5,865,040.

Based on this information, for 2023, the ratio of the total annual compensation for Mr. Berger, our CEO, to the total annual compensation of our median employee, was 89 to 1.

In order to determine this ratio, we first identified one of our employees as the median employee by reviewing regular wages and overtime pay of all of our employees as of December 31, 2023, the last day of our fiscal year.

Once we identified the median employee, we then determined the total annual compensation for 2023 of that employee using the same rules that apply to reporting compensation for our Named Executive Officers in the 2023 Summary Compensation Table.

The pay ratio disclosure rules allow companies to adopt a variety of methodologies, to apply exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies in calculating their own pay ratios.

PAY VERSUS PERFORMANCE

					Value of Initial Fixed $100 Investment Based On:
Fiscal Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO (1)	Average Summary Compensation Table Total to non-PEO NEOs	Average Compensation Actually Paid to non-PEO NEOs (2)	Total Shareholder Return	Peer Group Total Shareholder Return (3)	Net Income (in millions)	Adjusted EBITDA plus P&I (4) (in millions)
2023	$5,865,040	$5,332,583	$2,416,592	$2,244,057	$136.65	$173.54	$(502.4)	$548.7
2022	$5,358,001	$(741,135)	$1,759,025	$929,868	$161.38	$237.04	$(130.276)	$267
2021	$1,465,350	$(9,504,639)	$1,655,820	$227,086	$250.18	$250.13	$(147.51)	$178.8
2020	$1,593,926	$29,767,585	$1,516,313	$5,851,538	$404.39	$333.94	$(307.818)	$115.4

(1)     The 2023 summary compensation table totals for the President and CEO, Mr. William J. Berger, are adjusted as indicated in the table below to arrive at the "Compensation Actually Paid to PEO" for 2023. With respect to equity award adjustments for 2023, as disclosed in the table below, the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of the grant.

(2)    The individuals that were non-PEO NEOs are Messrs. Lane, Grasso, Mathews, and Searle for year 2023 and Messrs. Lane, Hillstrand, Baker, Grasso, and Santo Salvo for years 2020-2022. The average summary compensation table totals for Non-PEO NEOs are adjusted to arrive at the average compensation actually paid to the Non-PEO NEOs each year using the same methodology as described for the PEO and as indicated in the table below for year 2023. With respect to equity award adjustments for 2023, as disclosed in the table below, the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

Adjustments to Determine Compensation Actually Paid for PEO	2023
Deduction for amounts reported under the "Stock Awards" column in the Summary Compensation Table	$(489,645)
Deduction for amounts reported under the "Option Awards" column in the Summary Compensation Table	$(4,000,000)
Increase for fair value of awards granted during year that remain unvested as of year-end	$4,930,410
Increase for fair value of awards granted during year that vest during year	$368,084
Increase/deduction for change in fair value from prior year-end to current year-end of awards granted prior to year that were outstanding and unvested as of year-end	$(1,332,973)
Increase/deduction for change in fair value from prior year-end to vesting date of awards granted prior to year that vested during year	$(8,333)
Deduction of fair value of awards granted prior to year that were forfeited during year	$—
Increase based on dividends or other earnings paid during year prior to vesting date of award	$—
Total Adjustments	$(532,457)

Adjustments to Determine Compensation Actually Paid for Non-PEO NEOs	2023
Deduction for amounts reported under the "Stock Awards" column in the Summary Compensation Table	$(1,021,898)
Deduction for amounts reported under the "Option Awards" column in the Summary Compensation Table	$(781,250)
Increase for fair value of awards granted during year that remain unvested as of year-end	$1,675,584
Increase for fair value of awards granted during year that vest during year	$65,693
Increase/deduction for change in fair value from prior year-end to current year-end of awards granted prior to year that were outstanding and unvested as of year-end	$(76,154)
Increase/deduction for change in fair value from prior year-end to vesting date of awards granted prior to year that vested during year	$(34,509)
Deduction of fair value of awards granted prior to year that were forfeited during year	$—
Increase based on dividends or other earnings paid during year prior to vesting date of award	$—
Total Adjustments	$(172,534)

(3)     The Invesco Solar ETF for purposes of Item 201(e) of Regulation S-K was used for purposes of calculating peer group total shareholder return and is comprised of the following issuers: Enphase Energy Inc, First Solar Inc, SolarEdge Technologies Inc, Xinyi Solar Holdings Ltd , Sunrun Inc, GCL Technology Holdings Ltd, Hannon Armstrong Sustainable Infrastructure Capital Inc, Shoals Technologies Group Inc, Array Technologies Inc, Encavis AG, Daqo New Energy Corp ADR, Hanwha Solutions Corp, JinkoSolar Holding Co Ltd ADR, Canadian Solar Inc, SMA Solar Technology AG, Enlight Renewable Energy Ltd, Solaria Energia y Medio Ambiente SA, Neoen SA, Clearway Energy Inc, Sunnova Energy International Inc, Flat Glass Group Co Ltd, Atlantica Sustainable Infrastructure PLC, United Renewable Energy Co Ltd/Taiwan, Energix-Renewable Energies Ltd, West Holdings Corp, TSEC Corp, Altus Power Inc, OY Nofar Energy Ltd, Grenergy Renovables SA, Scatec ASA, Motech Industries Inc, Xinyi Energy Holdings Ltd, SunPower Corp, ReNew Energy Global PLC, Meyer Burger Technology AG, RENOVA Inc ,Maxeon Solar Technologies Ltd.

(4)     Adjusted EBITDA, plus P&I is equal to Adjusted EBITDA plus interest income from customer notes receivable and principal proceeds from customer notes receivable net of related revenue. We define Adjusted EBITDA as net income (loss) plus net interest expense, depreciation and amortization expense, income tax expense, financing deal costs, natural disaster losses and related charges, net, losses on extinguishment of long-term debt, realized and unrealized gains and losses on fair value instruments, amortization of payments to dealers for exclusivity and other bonus arrangements, legal settlements and excluding the effect of certain non-recurring items we do not consider to be indicative of our ongoing operating performance such as, but not limited to, acquisition costs, losses on unenforceable contracts, and other non-cash items such as non-cash compensation expense, ARO accretion expense, provision for current expected credit losses and non-cash inventory impairments.

Sunnova Adjusted EBITDA plus P&I vs. Compensation Actually Paid
Compensation Actually Paid ($M)
$35
$30
$25
$20
$15
$10
$5
$0
-$5
-$10
-$15
Adjusted EBITDA plus P&I ($M)
$600
$500
$400
$300
$200
$100
$0
FY 2020
FY 2021
FY 2022
FY 2023
PEO CAP ($M)
Average Non-PEO NEO CAP ($M)
Adjusted EBITDA plus P&I ($M)

Sunnova Net Income vs. Compensation Actually Paid
Compensation Actually Paid ($M)
$35
$30
$25
$20
$15
$10
$5
$0
-$5
-$10
-$15
$0
($100)
($200)
($300)
($400)
($500)
($600)
Net Income ($M)
FY 2020
FY 2021
FY 2022
FY 2023
PEO CAP ($M)
Average Non-PEO NEO CAP ($M)
Net Income ($M)

Sunnova & Peer TSR vs. Compensation Actually Paid
Compensation Actually Paid ($M)
$35
$30
$25
$20
$15
$10
$5
$0
-$5
-$10
-$15
Value of $100 Investment from 12/31/2019
$450
$400
$350
$300
$250
$200
$150
$100
$50
$0
FY 2020
FY 2021
FY 2022
FY 2023
PEO CAP ($M)
Average Non-PEO NEO CAP ($M)
NOVA TSR
Invesco Solar ETF TSR

2023 KEY PERFORMANCE MEASURES

The table below contains an unranked list of the "most important financial performance measures" (within the meaning of Item 402(v)(6) of Reg. S-K) used by the Company to link executive compensation actually paid to the Company’s fiscal year 2023 performance. These measures are more fully described in this proxy statement in the “Compensation Discussion and Analysis - Company Financial and Operational Metrics and Performance Results” section.

Key Performance Measures
Adjusted EBITDA, plus P&I
Recurring Operating Cash Flows
Net Contracted Customer Value

Compensation and Human Resources Committee Interlocks and Insider Participation

During 2023, Ms. Brownell (Chair) and Messrs. D’Argenio, and Morgan served on our Compensation and Human Capital Committee. No member of our Compensation and Human Capital Committee is or was an officer or employee of the Company. During 2023, no executive officer of the Company served as (i) a member of the Compensation and Human Capital Committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on our Compensation and Human Capital Committee, (ii) a director of another entity, one of whose executive officers served on our Compensation and Human Capital Committee, or (iii) a member of the Compensation and Human Capital Committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as our director.

PROPOSAL NO. 2
ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, our Board of Directors is submitting a “Say on Pay” proposal to our stockholders for consideration. This proposal provides stockholders with the opportunity to cast a non-binding, advisory vote on the Company’s executive compensation program. Our overall compensation program is intended to ensure that the compensation and incentive opportunities provided to our executives and employees remain competitive and provide the motivation to deliver the extra effort that leads to returning value to our stockholders. The primary objective of our executive compensation program is to provide competitive pay opportunities that are commensurate with the Company’s performance, that recognize individual initiative and achievements and that enable us to retain and attract qualified executive officers who are focused on our goals and long-term success. The Board of Directors invites you to review carefully the Compensation Discussion and Analysis and the tabular and other disclosures on executive compensation contained herein. While the vote does not bind the Board of Directors to any particular action, the Board of Directors values the input of our stockholders, and will take into account the outcome of this vote in considering future compensation arrangements.

Accordingly, our Board of Directors is requesting stockholders to approve the following resolution:

"RESOLVED, that the compensation paid to Sunnova's named executive officers, as disclosed pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, narrative disclosures, and other related disclosure, is hereby approved."

Sunnova submits a non-binding, advisory vote to its stockholders as to how frequently we should seek future advisory vote on our executive compensation program every six years; the next such vote is expected to be held at our 2025 Annual Meeting.

Vote Required

A majority of the votes cast by holders of shares of Company common stock represented at the Annual Meeting and voting "for" or "against" the proposal is required to approve the proposal.

Recommendation of the Board

Our Board recommends a vote “FOR” approval of the compensation paid by the Company to its named executive officers as described in this proxy statement.

PROPOSAL NO. 3
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

The Audit Committee of our Board has selected PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for fiscal year 2024. Although it is not required to do so, our Board wishes to submit the selection of PricewaterhouseCoopers LLP for ratification by our stockholders at the Annual Meeting as a matter of good corporate governance. Even if this selection is ratified by stockholders at the Annual Meeting, the Audit Committee may in its discretion change the appointment at any time during the year if it determines that such a change would be in the best interests of our stockholders. If our stockholders do not ratify the selection of PricewaterhouseCoopers LLP, the Audit Committee will reconsider its selection. Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they wish. They will be available to respond to appropriate questions from stockholders at the Annual Meeting.

During the fiscal years ended December 31, 2023 and 2022, PricewaterhouseCoopers LLP was our independent registered public accounting firm and it provided services in the following categories and amounts:

	Year Ended December 31,
	2023	2022
Audit fees(1)	$3,004,405	$2,749,100
Audit-related fees(2)	913,850	698,700
Tax fees (3)	—	—
All other fees (4)	900	1,000
Total	$3,919,155	$3,448,800

(1)Audit fees include financial statement audits and reviews under statutory or regulatory requirements and services that generally only the auditor reasonably can provide, including consents for debt and equity issuances and other attest services required by statute or regulation.
(2)Audit related fees consist of assurance and related services that are traditionally performed by the auditor such as comfort letter work in connection with registration statements, accounting assistance and due diligence in connection with proposed acquisitions or sales, consultations concerning financial accounting and reporting standards and audits of stand-alone financial statements or other assurance services not required by statute or regulation.
(3)No tax services were provided in either of the reported periods.
(4)All other fees primarily reflect accounting research software license costs.

Audit Committee Pre-Approval Policies and Procedures

Our Audit Committee has established a policy governing our use of the services of our independent registered public accounting firm. Under this policy, our Audit Committee is required to pre-approve all audit and non‑audit services performed by our independent registered public accounting firm in order to ensure the provision of such services does not impair the public accountants' independence. All fees paid to PricewaterhouseCoopers LLP for our fiscal years ended December 31, 2023 and 2022 were pre-approved by our Audit Committee.

Vote Required

A majority of the votes cast by holders of shares of Company common stock represented at the Annual Meeting and voting "for" or "against" the proposal is required to approve the proposal.

Recommendation of our Board

Our Board recommends a vote “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.

AUDIT COMMITTEE REPORT

Management is primarily responsible for the Company’s financial statements and the reporting process, including the systems of internal controls. PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, is responsible for performing an independent integrated audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board and for issuing a report on those statements and the Company’s effectiveness of internal control over financial reporting. As the Audit Committee, we:

•set the “tone at the top” and promote the importance of a culture that supports the integrity of the financial reporting process within the Company;
•oversee the processes for monitoring auditor independence;
•oversee the financial reporting process and internal control system on behalf of the Board of Directors;
•oversee the implementation of new accounting standards;
•oversee and participate in the resolution of internal control issues, where identified;
•communicate with the outside auditor on matters related to the conduct of the audit and on critical audit matters expected to be described in the auditor’s report; and
•review and understand non-GAAP financial measures, and related company policies and disclosure controls.

The Audit Committee met in person four times during 2023. At various times during the 2023 fiscal year, the Audit Committee met with PricewaterhouseCoopers LLP and the internal auditors, with and without management present.

In the course of fulfilling our oversight responsibilities, we reviewed and discussed the audited financial statements, as well as Management’s Discussion and Analysis, included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, with management and PricewaterhouseCoopers LLP.

This review included a discussion of, among other matters:

•all critical accounting policies followed by the Company;
•the reasonableness of significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including the quality of the Company’s accounting principles;
•the integrity and effectiveness of the Company’s disclosure controls;
•the clarity and completeness of financial disclosures;
•the adequacy of internal controls that could significantly affect the Company’s financial statements;
•items that could be accounted for using alternative treatments within GAAP;
•any significant deficiencies in internal control over financial reporting raised by PricewaterhouseCoopers LLP during its audit of the Company’s financial statements and internal control over financial reporting; and
•the potential effects of regulatory and accounting initiatives, as well as any off balance sheet structures, on the Company’s financial statements.

Based on the review and discussions referred to above, we recommended to the Board of Directors that the audited financial statements referred to above be included in the Company’s 2023 Form 10-K.

We have discussed with PricewaterhouseCoopers LLP the matters required to be discussed by AS 1301 (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board and approved by the SEC.

We have reviewed audit and non-audit fees paid to PricewaterhouseCoopers LLP during 2023. We reviewed and approved the Company’s policies regarding the provision of non-audit services by PricewaterhouseCoopers LLP to the Company and the hiring of employees of PricewaterhouseCoopers LLP by the Company.

We reviewed the independence of PricewaterhouseCoopers LLP from the Company and its management. This review included receipt and review of independence communications from PricewaterhouseCoopers LLP required by the PCAOB’s Rule 3526.

As the Audit Committee, we approved the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm. In connection with that approval, we

•reviewed the scope of an overall plan for the annual audit for 2024;
•approved an estimate of audit related fees to be provided by PricewaterhouseCoopers LLP; and
•considered PricewaterhouseCoopers LLP’s description of their quality control procedures.

Additionally, we

•reviewed the scope of the internal audit plan for 2024;
•reviewed the adequacy of certain financial policies;
•reviewed and discussed the results of meetings of the Company’s Disclosure Committee;
•reviewed, on a quarterly basis, the Company’s financial results prior to their public issuance;
•reviewed the Company’s compliance with certain legal and regulatory requirements;
•reviewed the performance of the internal audit function;
•reviewed significant legal developments as described by management of the Company; and
•reviewed all complaints in accordance with the Company’s Whistleblower Policy.

Audit Committee:
C. Park Shaper - Chair
Mark Longstreth
Akbar Mohamed
Mary Yang

April 4, 2024

PROPOSAL NO. 4
APPROVAL OF AN AMENDMENT AND RESTATEMENT OF OUR SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO REMOVE THE CONDITIONALITY
OF THE EXCLUSIVE FORUM PROVISION

The Board of Directors has approved and recommends your approval of an amendment and restatement of our Second Amended and Restated Certificate of Incorporation that would provide that the federal district courts shall be the exclusive forum for claims asserted against the Company for causes of action arising under the Securities Act.

This Proposal No. 4 is separate and independent from Proposal No. 5. If both Proposals are approved, we will combine the changes set forth below and under Proposal No. 5, along with certain other non-substantive changes to the Second Amended and Restated Certificate of Incorporation, into one consolidated Third Amended and Restated Certificate of Incorporation.

Article Sixteen of our Second Amended and Restated Certificate of Incorporation currently provides that the federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act, subject to and contingent upon a final adjudication of the State of Delaware of the enforceability of this provision. A subsequent decision of the Delaware Supreme Court validated federal forum selection provisions for Securities Act claims. In light of this decision, we are proposing to amend and restate Article Sixteen of our Second Amended and Restated Certificate of Incorporation to remove the conditionality of that portion of the exclusive forum provision.

This description of the proposed amendment and restatement is a summary and is qualified by the full text of the proposed amendment and restatement to our Second Amended and Restated Certificate of Incorporation of the Company as set forth below. You should read the proposed amendment and restatement of our Second Amended and Restated Certificate of Incorporation set forth below in its entirety before making a decision as to how to vote your shares in connection with Proposal No. 4.

If approved, this Proposal No. 4 would substantively amend our Second Amended and Restated Certificate of Incorporation as follows (removed text is indicated by strikethrough):

ARTICLE XVI

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for: (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee, agent or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim against the Corporation, its directors, officers or employees or agents arising pursuant to any provision of the DGCL, this Certificate of Incorporation or the Bylaws, or (d) any action as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (e) any action governed by the internal affairs doctrine. This Article XVI shall not apply to suits brought to enforce a duty or liability created by the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts have exclusive jurisdiction.

To the fullest extent permitted by applicable law, the federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act~~, subject to and contingent upon a final adjudication in the State of Delaware of the enforceability of this provision~~.

The Board believes that the proposal to remove the conditionality of the exclusive forum provision is fair and in the best interests of the Company and its stockholders.

The proposed amendment and restatement of our Second Amended and Restated Certificate of Incorporation is not being proposed in response to any specific claim brought by any stockholder,

individual, or entity over which the federal district courts of the United States do not have subject matter jurisdiction or any claims arising under the Securities Act.

If the Company’s stockholders approve the proposed amendment and restatement to authorize the removal of the conditionality of the exclusive forum provision, the amendment and restatement will be effective immediately upon the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, which we intend to do promptly after stockholder approval is obtained. If not approved by our stockholders, the amendment and restatement will not be filed with the Secretary of State of the State of Delaware and will not become effective, and our Second Amended and Restated Certificate of Incorporation will remain unchanged except to the extent the amendment and restatement in Proposal 5 is approved.

Vote Required

At least sixty-six and two-thirds percent of the votes cast by holders of shares of our common stock represented at the Annual Meeting and voting “for” or “against” the proposal is required to approve the proposal.

Recommendation of our Board

Our Board recommends a vote “FOR” the approval of the amendment and restatement of the Second Amended and Restated Certificate of Incorporation to remove the conditionality of the exclusive forum provision.

PROPOSAL NO. 5
APPROVAL OF AN AMENDMENT AND RESTATEMENT OF OUR SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE FOR EXCULPATION OF CERTAIN OFFICERS OF THE COMPANY FROM PERSONAL LIABILITY UNDER CERTAIN CIRCUMSTANCES AS ALLOWED BY DELAWARE LAW

The Board of Directors has approved and recommends your approval of an amendment and restatement of our Second Amended and Restated Certificate of Incorporation that would authorize the exculpation of certain officers of the Company as allowed by Delaware law.

This Proposal No. 5 is separate and independent from Proposal No. 4. If both Proposals are approved, we will combine the changes set forth below and under Proposal No. 4[, along with certain other non-substantive changes to the Second Amended and Restated Certificate of Incorporation, into one consolidated Third Amended and Restated Certificate of Incorporation.

Article Seven of our Second Amended and Restated Certificate of Incorporation currently provides for our ability to limit the monetary liability of directors in certain circumstances pursuant to and consistent with Section 102(b)(7) of the Delaware General Corporation Law. Effective August 1, 2022, the State of Delaware, which is the Company’s state of incorporation, enacted legislation that permits Delaware corporations to limit the liability of certain of their officers in limited circumstances. In light of this update, we are proposing to amend and restate Article Seven of our Second Amended and Restated Certificate of Incorporation to authorize exculpating certain of our officers from liability in specific circumstances, as permitted by Delaware law. The new Delaware legislation only permits, and our proposed amendment would only permit, exculpation for direct claims (as opposed to derivative claims made by stockholders on behalf of the Company) and would not apply to breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit.

This description of the proposed amendment and restatement is a summary and is qualified by the full text of the proposed amendment and restatement of our Second Amended and Restated Certificate of Incorporation as set forth below. You should read the proposed amendment and restatement of our Second Amended and Restated Certificate of Incorporation set forth below in its entirety before making a decision as to how to vote your shares in connection with Proposal No. 5.

If approved, this Proposal No. 5 would substantively amend our Second Amended and Restated Certificate of Incorporation as follows (additions are indicated by underlining and removed text is indicated by strikethrough):

ARTICLE VII

To the fullest extent permitted by the DGCL as the same exists or as may hereafter be amended, neither a director nor officer of the Corporation shall ~~not~~ be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer of the Corporation; provided, however, that nothing contained in this Article VII shall eliminate or limit the liability of (i) a director ~~(i)~~or officer for any breach of ~~the~~such director’s or officer’s duty of loyalty to the Corporation or its stockholders, (ii) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) a director pursuant to the provisions of Section 174 of the DGCL, ~~or~~ (iv) a director or officer for any transaction from which ~~the~~such director or officer derived an improper personal benefit or (v) an officer in any action by or in the right of the Corporation. In addition to the circumstances in which a director or officer of the Corporation is not personally liable as set forth in the preceding sentence, if the DGCL is amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended. No amendment, alteration, change or repeal of this Article VII or adoption of any other provision of this Certificate of Incorporation shall apply to or have any adverse effect on any right or protection of, or any limitation of the liability of, a director or officer of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such amendment, alteration, change, repeal or adoption.

The Board believes it is appropriate to provide protection to certain of our officers to the fullest extent permitted by Delaware law. The proposed amendment will more generally align the protections available to our officers with those available to our directors. The Board expects its peers to adopt exculpation clauses that limit the personal liability of officers in their certificates of incorporation, and failing to adopt the amendment could impact our recruitment and retention of officers. The proposed amendment would enable such officers to exercise their business judgment in furtherance of the interests of the Company and its stockholders without the potential for distraction posed by the risk of personal liability. Accordingly, the Board believes that the proposal to extend exculpation to certain officers is fair and in the best interests of the Company and its stockholders.

The proposed amendment and restatement of our Second Amended and Restated Certificate of Incorporation is not being proposed in response to any specific resignation, threat of resignation or refusal to serve by any officer.

If our stockholders approve the proposed amendment and restatement to authorize the exculpation of certain officers of the Company, as allowed by Delaware law, the amendment and restatement will be effective immediately upon the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, which we intend to do promptly after stockholder approval is obtained. If not approved by our stockholders, the amendment and restatement will not be filed with the Secretary of State of the State of Delaware and will not become effective, and our Second Amended and Restated Certificate of Incorporation will remain unchanged except to the extent the amendment and restatement in Proposal No. 4 is approved.

Vote Required

At least sixty-six and two-thirds percent of the votes cast by holders of shares of our common stock represented at the Annual Meeting and voting "for" or "against" the proposal is required to approve the proposal.

Recommendation of our Board

Our Board recommends a vote “FOR” the approval of the amendment and restatement of our Second Amended and Restated Certificate of Incorporation to to provide for exculpation of certain officers of the Company from personal liability under certain circumstances as allowed by Delaware law.

ADDITIONAL INFORMATION

Delinquent Section 16 (a) Reports

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Such persons are required to furnish us with copies of all Section 16(a) reports or forms they file. Based solely on our review of the copies of such forms we have received, and written representations from certain reporting persons that no reports on Form 5 were required for those persons, we believe that, during the period from January 1, 2023 through December 31, 2023, all filing requirements applicable to our officers, directors and stockholders owning greater than 10% of our outstanding common stock were complied with.

Annual Report to Stockholders

Our 2023 Annual Report to Stockholders, which includes a copy of the 2023 Form 10-K containing our consolidated financial statements for the fiscal year ended December 31, 2023, has been furnished to all stockholders, primarily via the Internet and alternatively by mail if requested. The Annual Report is not part of the proxy solicitation material.

Stockholder Proposals

Stockholder Proposals for Inclusion in our 2025 Proxy Statement Materials. Proposals from our stockholders intended to be included in our proxy statement for the 2025 Annual Meeting of Stockholders must be received at our principal executive offices (directed to our Secretary at the address indicated on the first page of this proxy statement) no later than December 5, 2024 and must comply with the requirements of the proxy rules promulgated by the SEC in order to be included in the proxy statement and form of proxy related to that meeting.

Director Nominations for Our 2025 Annual Meeting. Pursuant to the advance notice provision in our bylaws, notice of a director nomination must be received at our principal executive offices (directed to our Secretary at the address indicated on the first page of this proxy statement) during the period beginning January 15, 2025, and ending February 14, 2025.

In addition to satisfying the requirements of our bylaws, to comply with the universal proxy rules under the Exchange Act (once effective), stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 16, 2025.

Other Proposals or Nominations to be Brought before our 2025 Annual Meeting. Pursuant to the advance notice provision in our bylaws, proposals of business and/or nominations of Director candidates from our stockholders that are not intended to be included in our proxy materials for the 2025 Annual Meeting of Stockholders must be received at our principal executive offices (directed to our Secretary at the address indicated on the first page of this proxy statement) during the period beginning January 15, 2025, and ending February 14, 2025.

Other Matters

Management does not intend to bring any other matters before the meeting and has not been informed that any matters are to be presented by others. In the event any other matters properly come before the meeting, the persons named in the enclosed form of proxy will vote the proxies under discretionary authority therein in accordance with their judgment on such matters.

Your vote is very important. It is important that your shares be represented. Please take a moment now to vote your proxy over the Internet, by telephone, or by completing and signing the form of proxy and promptly returning it in the envelope provided. We will provide, without charge, upon written request of any stockholder, a copy of our 2023 Annual Report to Stockholders, including consolidated financial statements and financial statement schedules. Please direct such request to the Secretary, Sunnova Energy International Inc., 20 East Greenway Plaza, Suite 540, Houston, Texas 77046, 281-545-0803.

/s/ Margaret C. Fitzgerald

Margaret C. Fitzgerald
Senior Vice President, Deputy General Counsel and Secretary
Houston, Texas
April 4, 2024

PROXY

SUNNOVA ENERGY INTERNATIONAL INC.
ANNUAL MEETING OF STOCKHOLDERS
MAY 15, 2024, 9:00 AM
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert L. Lane and Margaret C. Fitzgerald, or either of them, as proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock, par value $0.0001 per share, of Sunnova Energy International Inc., held of record by the undersigned as of the close of business on March 18, 2024, at the Annual Meeting of Stockholders to be held on May 15, 2024 or any adjournment or postponement thereof.

VOTING
Internet - go to www.proxypush.com/NOVA; cast your vote online; view Meeting Documents; or Telephone - 866-390-5419; use any touch-tone telephone; have your Proxy Card/Voting Instruction Form ready; follow the simple recorded instructions; or
Mail - mark, sign and date your Proxy Card/Voting Instruction Form, detach your Proxy Card/Voting Instruction Form; return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

1.    To elect the following Class II director nominees:

NORA BROWNELL

☐ FOR	☐ WITHHOLD

C. PARK SHAPER

☐ FOR	☐ WITHHOLD

2.    To approve, in a non-binding advisory vote, the compensation of our named executive officers.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.    To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2024.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.    To approve an amendment and restatement of our Second Amended and Restated Certificate of Incorporation to remove the conditionality of the exclusive forum provision,

☐ FOR	☐ AGAINST	☐ ABSTAIN

5. To approve an amendment and restatement of our Second Amended and Restated Certificate of Incorporation to provide for exculpation of certain officers of the Company from personal liability under certain circumstances as allowed by Delaware law

☐ FOR	☐ AGAINST	☐ ABSTAIN

To transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors of the Company recommends a vote FOR all nominees for director in proposal 1 and FOR proposals 2, 3, 4 and 5.
(see reverse side)

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR all nominees for director, FOR proposal 2, FOR proposal 3, FOR proposal 4 and FOR proposal 5. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign and return this card.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 15, 2024.
A COPY OF THE PROXY STATEMENT, THIS FORM OF PROXY, AND THE SUNNOVA ENERGY INTERNATIONAL INC. 2023 ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT WWW.PROXYDOCS.COM/NOVA.

If no direction is made, the Proxy will be voted in accordance with our Board of Directors’ recommendations.

Please sign exactly as name appears hereon.

SIGNATURE                                 DATE
______________________________

SIGNATURE (Joint Owners)                        DATE

______________________________

______________________________

NOTE: When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Joint owners should each sign personally. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.